                                                                   EXHIBIT 10.23

================================================================================

                     RADNOR TECHNOLOGY AND RESEARCH CENTER

                                     BETWEEN

                         RADNOR PROPERTIES-145 KOP, L.P.
                        (a Delaware limited partnership)

                                   AS LANDLORD

                                      -AND-

                                 CENTOCOR, INC.
                          (a Pennsylvania corporation)

                                    AS TENANT

                              DATED: March 8, 2002

                                   PREMISES:

                          135,125 RENTABLE SQUARE FEET
                      COURT LEVEL, THIRD AND FOURTH FLOORS
                                RESEARCH BUILDING
                      RADNOR TECHNOLOGY AND RESEARCH CENTER
                            145 KING OF PRUSSIA ROAD
                           RADNOR, PENNSYLVANIA 19087

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

                                TABLE OF CONTENTS

PARAGRAPH                                                                                      PAGE
---------                                                                                      ----
1.    DEMISED PREMISES; USE..................................................................   1
      1.1.   LETTING AND DEMISED PREMISES; USE...............................................   1
      1.2.   RADNOR TECHNOLOGY AND RESEARCH CENTER...........................................   2
      1.3.   COMMON FACILITIES...............................................................   2
      1.4.   RENTABLE SQUARE FEET............................................................   2
      1.5    USE OF PARKING FACILITIES.......................................................   2

2.    TERM; COMMENCEMENT.....................................................................   3
      2.1.   DURATION........................................................................   3
      2.2.   CONDITION OF THE DEMISED PREMISES...............................................   3

3.    MINIMUM RENT; INCREASES IN MINIMUM RENT; SECURITY DEPOSIT..............................   4
      3.1.   AMOUNT AND PAYMENT..............................................................   4
      3.2.   ADDRESS FOR PAYMENT.............................................................   4
      3.3.   NON-WAIVER OF RIGHTS............................................................   4
      3.4.   ADDITIONAL SUMS DUE; NO SET-OFF.................................................   4
      3.5.   PERSONAL PROPERTY AND OTHER TAXES...............................................   4

4.    INCREASES IN TAXES AND OPERATING EXPENSES..............................................   5
      4.1.   DEFINITIONS.....................................................................   5
      4.2.   GENERAL ALLOCATION PROCEDURES...................................................   9
      4.3.   TENANT'S SHARE OF TAXES AND OPERATING EXPENSES..................................   9
      4.4.   DISPUTES........................................................................  10
      4.5.   SURVIVAL........................................................................  10

5.    SERVICES...............................................................................  11
      5.2.   WATER AND SEWER.................................................................  15
      5.3.   PAYMENT FOR SERVICES............................................................  16
      5.4.   ELEVATOR; ACCESS................................................................  16
      5.5.   JANITORIAL......................................................................  16
      5.6.   SECURITY........................................................................  17
      5.7.   REPAIRS.........................................................................  17
      5.8.   SYSTEM CHANGES..................................................................  18
      5.9.   DIRECTORY.......................................................................  18
      5.10.  OVERHEAD FEE....................................................................  18
      5.11.  LIMITATION REGARDING SERVICES...................................................  18
      5.12.  TENANT'S RIGHT TO MAKE REPAIRS..................................................  19

6.    CARE OF DEMISED PREMISES...............................................................  19
      6.1.   INSURANCE AND GOVERNMENTAL REQUIREMENTS.........................................  19
      6.2.   ACCESS..........................................................................  19
      6.3.   CONDITION AND REPAIRS...........................................................  20
      6.4.   SURRENDER.......................................................................  20
      6.5.   SIGNS...........................................................................  21

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

      6.6.   CARE; INSURANCE.................................................................  21
      6.7.   ALTERATIONS; ADDITIONS..........................................................  21
      6.8.   MECHANICS' LIENS................................................................  22
      6.9.   VENDING MACHINES................................................................  22
      6.10.  RULES AND REGULATIONS...........................................................  22
      6.11.  ENVIRONMENTAL COMPLIANCE........................................................  22
      6.12.  DE-COMMISSIONING................................................................  24

7.    SUBLETTING AND ASSIGNING...............................................................  24
      7.1.   GENERAL RESTRICTIONS............................................................  24
      7.3.   PROCEDURE FOR APPROVAL OF TRANSFER..............................................  25
      7.4.   RECAPTURE.......................................................................  26
      7.5.   CONDITIONS......................................................................  26
      7.6.   SPECIAL CONDITIONS FOR TRANSFERS TO AFFILIATES OF TENANT........................  26
      7.7.   NO RELEASE......................................................................  27

8.    FIRE OR OTHER CASUALTY.................................................................  27

9.    REGARDING INSURANCE AND LIABILITY......................................................  27
      9.1    DAMAGE IN GENERAL...............................................................  27
      9.2.   INDEMNITY.......................................................................  28
      9.3.   TENANT'S INSURANCE..............................................................  29
      9.4    LANDLORD'S INSURANCE............................................................  29
      9.5.   WAIVER OF SUBROGATION...........................................................  30
      9.6.   LIMITATION ON PERSONAL LIABILITY................................................  30
      9.7.   SUCCESSORS IN INTEREST TO LANDLORD, MORTGAGEES..................................  31
      9.8.   SURVIVAL........................................................................  31

10.   EMINENT DOMAIN.........................................................................  31

11.   INSOLVENCY.............................................................................  31

12.   DEFAULT................................................................................  32
      12.1.  EVENTS OF DEFAULT...............................................................  32
      12.2.  ACCELERATED RENT COMPONENT......................................................  33
      12.3.  RE-ENTRY........................................................................  33
      12.4.  CONTINUING LIABILITY............................................................  34
      12.5.  CREDIT..........................................................................  34
      12.6.  NO DUTY TO RELET................................................................  34
      12.7.  CONFESSION OF JUDGMENT..........................................................  34
      12.8.  BANKRUPTCY......................................................................  35
      12.9.  WAIVER OF DEFECTS...............................................................  36
      12.10. NON-WAIVER BY LANDLORD..........................................................  36
      12.11. PARTIAL PAYMENT.................................................................  36
      12.12. OVERDUE PAYMENTS................................................................  36
      12.13. CUMULATIVE REMEDIES.............................................................  36

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

13.   SUBORDINATION..........................................................................  37
      13.1.  GENERAL.........................................................................  37
      13.2.  RIGHTS OF MORTGAGEE.............................................................  37
      13.3.  MODIFICATIONS...................................................................  37
      13.4   SNDA............................................................................  38

14.   NOTICES................................................................................  38
      14.1.  IF TO LANDLORD..................................................................  38
      14.2.  IF TO TENANT....................................................................  39

15.   HOLDING OVER...........................................................................  39

16.   RESERVATIONS IN FAVOR OF LANDLORD......................................................  39

17.   COMPLETION OF IMPROVEMENTS; DELAY IN POSSESSION........................................  40
      17.2.  TENANT IMPROVEMENTS.............................................................  40
      17.3.  ACCEPTANCE......................................................................  40

18.   COMMUNICATION AND COMPUTER LINES.......................................................  40
      18.1.  LANDLORD RESERVATION............................................................  41
      18.2.  REMOVAL OF LINES................................................................  41
      18.3.  COMMUNICATION CONTRACTORS.......................................................  42

19.   LANDLORD'S RELIANCE....................................................................  42

20.   PRIOR AGREEMENTS; AMENDMENTS...........................................................  43

21.   CAPTIONS...............................................................................  43

22.   LANDLORD'S RIGHT TO CURE...............................................................  43

23.   ESTOPPEL STATEMENT.....................................................................  44

24.   BROKER.................................................................................  44

25.   MISCELLANEOUS..........................................................................  44
      25.1.  CERTAIN INTERPRETATIONS.........................................................  44
      25.2.  PARTIAL INVALIDITY..............................................................  44
      25.3.  GOVERNING LAW...................................................................  45
      25.4.  FORCE MAJEURE...................................................................  45
      25.5.  LIGHT AND AIR...................................................................  45
      25.6.  RECORDING.......................................................................  45

26.   QUIET ENJOYMENT........................................................................  45

27.   CONFIDENTIALITY........................................................................  45

28.   MONUMENT SIGN..........................................................................  45

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

29.   RIGHT OF FIRST REFUSAL TO PURCHASE.....................................................  46
      29.1   GRANT...........................................................................  46
      29.2   OFFER TO PURCHASE...............................................................  46
      29.3   EXERCISE........................................................................  46
      29.4   AGREEMENT OF PURCHASE AND SALE..................................................  47
      29.5   FAILURE TO EFFECTIVELY EXERCISE.................................................  47
      29.6   SPECIAL PROVISIONS RELATING TO AN OFFER FROM A USER.............................  47
      29.7   MISCELLANEOUS...................................................................  48

30.   RENEWAL OPTION.........................................................................  48
      30.1   GRANT OF OPTION.................................................................  48
      30.2   PROCEDURE.......................................................................  49
      30.3   TERMS OF OPTION.................................................................  49
      30.4   FAILURE TO EXERCISE.............................................................  49
      30.5   TIME OF THE ESSENCE.............................................................  50

31.   LANDLORD'S DEFAULT.....................................................................  50

32.   TENANT'S RIGHT OF FIRST OFFER..........................................................  50
      32.1.  LANDLORD'S RFO NOTICE...........................................................  51
      32.2   DEFINITION OF AVAILABLE.........................................................  51
      32.3.  EXERCISE........................................................................  51
      32.4.  LEASE TERMS.....................................................................  52
      32.5.  FAILURE TO EXERCISE.............................................................  52

INDEX OF CERTAIN DEFINED TERMS...............................................................   1

                              SCHEDULE OF EXHIBITS

                 EXHIBIT               TITLE (REFERENCE)
                 A                     FLOOR PLAN OF THE DEMISED PREMISES

                 B                     LEGAL DESCRIPTION

                 C                     Intentionally Omitted

                 D                     JANITORIAL SERVICES

                 E                     RULES AND REGULATIONS

                 F                     RESPECTING IMPROVEMENTS TO THE
                                       DEMISED PREMISES

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

                       G                           ESTOPPEL CERTIFICATE

                       H                           DECOMMISSIONING STANDARDS

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

                      RADNOR TECHNOLOGY AND RESEARCH CENTER
                                      LEASE

THIS LEASE (the "Lease") is made this 8th day of March, 2002 by and between RADNOR PROPERTIES-145 KOP, L.P., a Delaware limited partnership (hereinafter called "Landlord"), and CENTOCOR, INC., a Pennsylvania corporation (hereinafter called "Tenant").

      1. DEMISED PREMISES; USE.

            1.1. LETTING AND DEMISED PREMISES; USE. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant, and Tenant rents from Landlord, the space (hereinafter referred to as the "Demised Premises" and more particularly delineated on the floor plan attached hereto as Exhibit "A" and made a part hereof) being, for purposes of the provisions hereof 135,125 rentable square feet, located on the court level and third (3rd) and fourth (4th) floors of the research building (hereinafter referred to as the "Research Building") known as the Research Building of Radnor Technology and Research Center, or such other name as Landlord may from time to time designate, located at 145 King of Prussia Road, Radnor Township, Delaware County, Pennsylvania 19087, a legal description of the land (the "Land") which is attached hereto as Exhibit "B", to be used by Tenant only for general office and laboratory purposes and associated incidental uses and for no other purpose without the prior written consent of Landlord. Tenant shall, at its sole cost and expense, obtain and maintain all approvals, permits, licenses or authorizations of any nature required in connection with the operation of Tenant's business specific to the Demised Premises. Landlord makes no representation that the Demised Premises are consistent with applicable Governmental Requirements (as defined below) for Tenant's business or are suitable for Tenant's business. Tenant shall comply with all laws relating to the Demised Premises and Tenant's use, occupancy and operation thereof, including, without limitation, (i) health, safety and building codes, and any permit or license requirements, and (ii) any Governmental Requirements. In connection with the foregoing, Tenant, at Tenant's own cost, shall be obligated to secure and obtain all required permits, approvals and licenses for or with respect to the design, build out and operation of the Demised Premises, including, but not limited to any approval or permit requirements of the Pennsylvania Department of Health, Pennsylvania Licenses and Inspections or the Radnor Zoning Department and Tenant shall be obligated to keep in force and renew all thereof before the same, or any of them, shall expire. Prior to commencing business in the Demised Premises, Tenant shall provide copies of all such permits, approvals and licenses to Landlord.

      Landlord has provided Tenant with current Certificates of Occupancy for the Research Building as currently configured prior to Tenant's possession. Tenant shall not be responsible for the costs of state and local governmental requirements directly associated with multi-tenanting the Research Building.

      Tenant shall not use or occupy or permit anything to be done in or on the Demised Premises, in whole or in part, in a manner which would in any way violate any certificate of occupancy affecting the Demised Premises, make void or voidable any insurance then in force

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

with respect thereto, or which may make it more costly or impossible to obtain fire or other insurance thereon, cause structural or other material injury to the Research Building or any part thereof, constitute a public or private nuisance, or which may violate any present or future, ordinary or extraordinary Governmental Requirements

            1.2. RADNOR TECHNOLOGY AND RESEARCH CENTER. Radnor Technology and Research Center consists of approximately 18.924 acres of ground and certain buildings and other improvements thereon, all located at or about 145 King of Prussia Road, in Radnor Township, Delaware County, Pennsylvania (the "Center"). Landlord reserves the right, in its sole discretion, at any time and from time to time, to expand and/or reduce the amount of ground and/or improvements of which the Center consists, provided such expansion or reduction shall not materially affect Tenant's permitted use of the Research Building.

            1.3. COMMON FACILITIES. Tenant and its agents, employees and invitees, shall have the right to use, in common with all others granted such rights by Landlord, in a proper and lawful manner, the common sidewalks and other outdoor areas within the Center, the parking areas surrounding the Research Building, the common entranceways, lobbies and elevators furnishing access to the Demised Premises, and (if the Demised Premises includes less than a full floor) the common lobbies, hallways and toilet rooms on the floor on which the Demised Premises is located. Such use shall be subject to the terms of this Lease and to such reasonable rules and regulations as Landlord may from time to time prescribe with respect thereto, including, without limitation, the reservation of any particular parking spaces or parking areas for the exclusive use of other tenants of the Center.

            1.4. RENTABLE SQUARE FEET. Tenant understands, acknowledges and agrees (i) that the amount of rentable square feet set forth in Paragraph 1.1 above is calculated based on certain assumptions, and (ii) that such amount of rentable square feet is hereby accepted by Tenant for all purposes of this Lease, including, without limitation, for purposes of determining minimum rent, Tenant's Proportionate Share of applicable items of Taxes and Operating Expenses and other items which are based upon the computation of square footage.

            1.5. USE OF PARKING FACILITIES. Subject to the other provisions of this Lease, and excluding those parking spaces designated by Landlord as being reserved, Tenant shall have free non-exclusive use, in common with all other tenants, licensees, and invitees of the Center, of the surface parking spaces in the Center ("Non-Reserved Spaces"), for Tenant, Tenant's employees, Tenant's business invitees and Tenant's agents, each day of the week; provided, however, that at no time during any day during the term of this Lease shall the number of Non-Reserved Spaces actually occupied by Tenant, Tenant's employees, business invitees and agents exceed two hundred fifty seven (257) spaces (such figure being a maximum number of spaces which may be utilized by or for Tenant at any one time, but Landlord does not represent or guarantee that such number of spaces will in fact be available at any one time at the Center for Tenant's use). Tenant shall not park any trucks or any delivery vehicles in the parking areas or driveways, except as specifically designated by Landlord from time to time, and shall confine all truck parking, loading and unloading to times and locations specifically designated by Landlord from time to time. Tenant shall require all trucks servicing Tenant to be promptly loaded or unloaded and removed from the site. Landlord hereby reserves the exclusive right with respect to the use of

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

parking facilities, roadways, sidewalks, driveways, islands and walkways for advertising purposes. Tenant covenants and agrees to enforce the provisions of this Lease against Tenant's employees and business invitees. Landlord may from time to time circulate parking stickers for the purpose of identifying motor vehicles of Tenant and Tenant's employees and/or circulate validation tickets for the purpose of identifying Tenant's business invitees. Landlord shall have the right, but not the obligation: (a) to police said parking facilities, (b) to provide parking attendants, (c) to cause unauthorized and/or unregistered motor vehicles (but only upon 48 hours verbal or written notice to Tenant for first time offenders) to be towed away at the sole risk and expense of the owner of such motor vehicles, (d) to designate certain areas of the parking facilities for the exclusive use of motor vehicles having handicapped designations on their license plates and/or for the exclusive use of visitors to the Center, (e) to use any portion of the parking facilities from time to time and/or to deny access to the same temporarily in order to repair, maintain or restore such facilities or to construct improvements under, over, along, across and upon the same for the benefit of the site and to grant easements in the parking facilities to any authorities, (f) to adopt and modify from time to time rules and regulations for parking and vehicular ingress, egress, speed, no parking, no standing, and for times and places for move-in, move-out and deliveries, (g) to designate fire lanes, loading zones and restricted parking from time to time and to tow violators immediately with no notice and (h) to designate from time to time specific areas for the parking of Tenant's employees cars. Landlord shall use commercially reasonable efforts to insure that the rules and regulations promulgated by Landlord will be enforced in a non-discriminatory manner.

      2. TERM; COMMENCEMENT.

            2.1. DURATION. The term of this Lease shall commence (the "Commencement Date") on the delivery to Tenant of a fully executed Lease on which date the Demised Premises shall be delivered to Tenant and unless extended or sooner terminated as herein provided, the initial term of this Lease shall continue until, and shall expire on March 31, 2007.

            2.2. CONDITION OF THE DEMISED PREMISES. Tenant acknowledges that Tenant has had the opportunity to examine the Demised Premises prior to the execution of this Lease. Tenant agrees to accept the Demised Premises on the Commencement Date in its then "AS IS WHERE IS" condition without any obligation on the part of Landlord to perform any work, except as specifically required under this Lease. However, Landlord shall, at Landlord's expense, (i) install a sprinkler system for the entire Research Building by April 1, 2002, (ii) remove and replace by March 31, 2002, the sink traps identified (in red) on Table 1 of the Mercury Monitoring report issued by Tim Allers dated February 25, 2002 and
(iii) replace the gravel filter in the acid waste pretreatment system to allow for further testing of the acid waste piping and to take reasonable corrective action, if necessary, to ensure the proper and safe operation of the acid waste pretreatment system. Subsequent to the Commencement Date of the Lease, Landlord and Tenant shall jointly assemble a binder containing the results of the equipment inspection and testing performed by Landlord and Tenant prior to the Commencement Date. The binder shall be used as the standard for determining the condition of the equipment at the Commencement Date for purposes of Paragraph 6.4.

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

      3. MINIMUM RENT; INCREASES IN MINIMUM RENT; SECURITY DEPOSIT.

            3.1. AMOUNT AND PAYMENT. Minimum rent for the Demised Premises shall commence on April 1, 2002 and accrue during the term as follows:

                                            ANNUAL               MONTHLY MINIMUM
        LEASE PERIOD                     MINIMUM RENT                 RENT
------------------------------           -------------           ---------------
April 1, 2002 - March 31, 2003           $3,781,323.60            $315,110.30
April 1, 2003 - March 31, 2004           $3,894,763.32            $324,563.61
April 1, 2004 - March 31, 2005           $4,011,606.24            $334,300.52
April 1, 2005 - March 31, 2006           $4,131,954.48            $344,329.54
April 1, 2006 - March 31, 2007           $4,255,913.16            $354,659.43

Minimum rent shall be payable during the term hereof, in advance, in the monthly installments as set forth above, the first installment to be payable upon the execution of this Lease and subsequent installments to be payable on the first day of each successive month of the term hereof following the first month of such term.

            3.2. ADDRESS FOR PAYMENT. All rent and other sums due to Landlord hereunder shall be payable to Radnor Properties-145 KOP, L.P., c/o The Rubenstein Company, L.P., 4100 One Commerce Square, 2005 Market Street, Philadelphia, Pennsylvania 19103, or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant.

            3.3. NON-WAIVER OF RIGHTS. If Landlord, at any time or times, shall accept rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Landlord's rights hereunder.

            3.4. ADDITIONAL SUMS DUE; NO SET-OFF. All sums payable by Tenant under this Lease, whether or not stated to be rent, minimum rent or additional rent, shall be collectible by Landlord as rent, and upon default in payment thereof Landlord shall have the same rights and remedies as for failure to pay rent (without prejudice to any other right or remedy available therefor). All minimum rent, additional rent and other sums payable by Tenant under this Lease shall be paid, when due, without demand, offset, abatement, diminution or reduction. Additional rent shall include all sums which may become due by reason of Tenant's failure to comply with any of the terms, conditions and covenants of the Lease to be kept and observed by Tenant and any and all damages, costs and expenses (including without limitation thereto reasonable attorney fees) which Landlord may suffer or incur by reason of any default of Tenant.

            3.5. PERSONAL PROPERTY AND OTHER TAXES. As additional rent, Tenant shall pay monthly or otherwise when due, whether collected by Landlord or collected directly by the governmental agency assessing the same, any taxes imposed or calculated on Tenant's rent or with respect to Tenant's use or occupancy of the Demised Premises or Tenant's business or right to do business in the Demised Premises, including, without limitation, a gross receipts tax or sales tax on rents or a business privilege tax or use or occupancy tax, whether such tax exists at

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

the date of this Lease or is adopted hereafter during the term of this Lease or during any renewal or extension thereof; but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord. In addition to the foregoing, Tenant shall be responsible to pay when due all taxes imposed upon all fixtures or personal property of Terlant.

      4. TAXES AND OPERATING EXPENSES.

            4.1. DEFINITIONS. As used in this Paragraph 4, the following terms shall be defined as hereinafter set forth:

                  (A) "TAXES" shall mean all real estate taxes and assessments of whatever kind, general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Research Building or with respect to the ownership of the Research Building and the Center and the parcel of land on which the Research Building and the Center are located, and any existing or future improvements to the Research Building or the Center or to the parcel of land on which the Research Building or the Center is located, all of the foregoing as allocable and attributable to each given calendar year which occurs during the term of this Lease (and any renewals and extensions thereof). If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in addition to or in substitution, in whole or in part, for any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein. Taxes also shall include amounts paid to anyone engaged by Landlord to contest the amount or rate of taxes, provided that the amounts so paid do not exceed the savings procured. Tenant acknowledges that the exclusive right to protest, contest or appeal Taxes shall be in Landlord's sole and absolute discretion and Tenant hereby waives any or all rights now or hereafter conferred upon it by law to independently contest or appeal any Taxes.

                  (B) "OPERATING EXPENSES" shall mean Landlord's actual out-of-pocket expenses, adjusted as set forth herein and as allocable and attributable to each given calendar year which occurs during the term of this Lease (and any renewals and extensions thereof), in respect of the operation, maintenance, repair, replacement and management of the Research Building and the Center (after deducting any reimbursement, discount, credit, reduction or other allowance received by Landlord) and shall include, without limitation: (A) wages and salaries (and taxes and insurance imposed upon employers with respect to such wages and salaries) and fringe benefits paid to persons employed by Landlord to render services in the normal operation, maintenance, cleaning, repair and replacement of the Research Building and the Center and any security personnel for the Research Building and the Center, excluding any overtime wages or salaries paid for providing extra services exclusively for any specific tenants; (B) costs of independent contractors hired for, and other costs in connection with, the operation, security, maintenance, cleaning, repair and replacement of the Research Building and related facilities and amenities in the Center; (C) costs of materials, supplies and equipment (including trucks) used in connection with the operation, security, maintenance, cleaning, repair and replacement of the Research Building and related facilities and amenities in the Center; (D) costs of electricity, steam, water, sewer, fuel (including, without limitation, diesel and heating fuel), compressed air, and other gases and other utilities used at the Research Building or the Center, together with the

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

cost of providing the services specified in Paragraph 5 hereof, to the extent such utilities and/or services are not separately chargeable to an occupant of the Research Building or an occupant elsewhere in the Center; (E) cost of insurance for public and general liability insurance and insurance relating to the Research Building and the Center, including fire and extended coverage or "All-Risk" coverage, if available, and coverage for elevator, boiler, sprinkler leakage, water damage, and property damage, plate glass, personal property owned by Landlord, fixtures, and rent protection (all with such coverages and in such amounts as Landlord may elect or be required to carry), but excluding any charge for increased premiums due to acts or omissions of other occupants of the Research Building or elsewhere in the Center because of extra risk which are reimbursed to Landlord by such other occupants; (F) costs of tools, supplies and services; (G) costs of capital improvements to the Research Building and Center, but excluding (i) improvements of a purely cosmetic nature, (ii) improvements which do not provide any benefit to Tenant, and (iii) improvements which substantially increase the facilities available to Tenant unless Landlord obtains Tenant's prior written approval (by way of example and without limitation: new structured parking garage or a new lobby in Other Center Buildings); (H) costs of alterations and improvements to the Research Building or the common areas of the Center made pursuant to any Governmental Requirements, but excluding costs of alterations and improvements which are required pursuant to any Governmental Requirement existing, and as interpreted, as of the date of Landlord's execution of this Lease; (I) legal and accounting fees and disbursements necessarily incurred in connection with the ownership, maintenance and operation of the Research Building and the Center, and the preparation, determination and certification of bills for Taxes and Operating Expenses pursuant to this and other leases at the Research Building and the Center; (J) sales, use or excise taxes on supplies and services and on any of the other items included in Operating Expenses; (K) costs of redecorating, repainting, maintaining, repairing and replacing the common areas of the Research Building and the Center (including seasonal decorations); (L) management fees payable to the managing agent for the Research Building and the Center (provided, however, that if management fees are paid to any affiliate of Landlord, then the amount thereof to be included in Operating Expenses shall not exceed such amount as is customarily being charged for similar services rendered to comparable buildings in the geographical sub market within which the Center is located, but in no event less than three percent (3%) or greater than four (4%) percent, provided, however, such management fees shall not be charged on the cost of utilities and shall not exceed three percent (3%) for the first three years of the lease term); (M) the cost of telephone service, postage, office supplies, maintenance and repair of office equipment and similar costs related to operation of the Research Building's and the Center's management and superintendent's offices whether or not located at the Center; (N) the cost of licenses, permits and similar fees and charges related to operation, maintenance, repair and replacement of the Research Building and the Center, other than any of the foregoing relating to tenant improvements; and (O) without limiting any of the foregoing, any other expenses or charges which, in accordance with sound accounting and management principles generally accepted with respect to a first-class suburban laboratory building, would be construed as an operating expense. Operating Expenses (including such as are stated above which relate or are applicable to the Center) shall include, without limitation, any and all sums for landscaping, ground and sidewalk maintenance, sanitation control, extermination, cleaning, lighting, snow removal, parking area and driveway striping and repairing, fire protection, fire safety, policing, security systems, public liability and property damage insurance, and expenses for the upkeep, maintenance, repair, replacement and operation of the Center, all as payable in respect of or

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

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allocable to the Research Building by virtue of the ownership thereof and/or under and pursuant to the Declaration (as hereinafter defined). The term "Operating Expenses" shall not include: (a) the cost of redecorating or special cleaning or similar services to individual tenant spaces, not provided on a regular basis to other tenants of the Research Building; (b) wages or salaries paid to executive personnel of Landlord not providing full-time service at the Center; (c) any charge for depreciation or interest paid or incurred by Landlord; (d) leasing commissions, finders fees and all other leasing expenses incurred in procuring tenants in the Research Building; (e) Taxes; (f) any costs incurred in the ownership of the Research Building, as opposed to the operation and maintenance of the Research Building, including Landlord's income taxes, excess profit taxes, franchise taxes or similar taxes on Landlord's business; preparation of income tax returns; corporation, partnership or other business form organizational expenses; franchise taxes; filing fees; or other such expenses; or any costs incurred in cleaning up any environment hazard or condition in violation of any environmental law (except to the extent caused by Tenant); (g) legal fees for the negotiation or enforcement of leases; (h) expenses in connection with services or other benefits of a type which are not Research Building standard but which are provided to another tenant or occupant;
(i) any items to the extent such items are required to be reimbursed to Landlord by Tenant (other than through Tenant's additional rent), or by other tenants or occupants of the Research Building or by third parties; (j) depreciation, except in the form of a "sinking fund" for periodic replacement of carpeting and for periodic repainting (both in common areas only); or interest paid on any mortgage, or ground rents paid under land leases, except for payment of any triple-net expenses required by such leases; (k) the cost of constructing tenant improvements or installations for any tenant in the Research Building, including any relocation costs; (1) brokerage commissions, origination fees, points, mortgage recording taxes, title charges and other costs or fees incurred in connection with any financing or refinancing of the Research Building; (m) attorneys' fees and disbursements, incurred in connection with the leasing of space in the Research Building (including without limitation the enforcement of any lease or the surrender, termination or modification of any lease of space in the Research Building); (n) advertising and promotional expenses, brochures with respect to the Research Building; (o) cost of repairs or replacements occasioned by fire, windstorm or other casualty, the costs of which are covered by insurance or reimbursed by governmental authorities in eminent domain; (p) overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Property, to the extent that the costs of such services exceed market-based costs for such services rendered by unaffiliated persons or entities of similar skill, competence and experience; (q) penalties, fines, legal expenses, or late payment interest incurred by Landlord due to violation by Landlord, or Landlord's agents, contractors or employees, of either the payment terms and conditions of any lease or service contract covering space in the Research Building or Landlord's obligations as owner of the Research Building (such as late payment penalties and interest on real estate taxes, late payment of utility bills); (r) any compensation paid to clerks, attendants or other persons in any commercial concession operated by Landlord in the Research Building from which Landlord receives any form of income whatsoever, whether or not Landlord actually makes a profit from such concession; or (s) costs of maintenance provided to other tenants' space to the extent that such services are not provided to Tenant. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of performance by Landlord, Operating Expenses shall nevertheless be deemed to include the amount Landlord would reasonably have incurred if

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

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Landlord had in fact performed the work or service at its expense with the understanding that if such work is not provided to Tenant by Landlord, then such expense shall not be deemed an Operating Expense. The costs of electric consumption and water, sewer, gas, diesel, heating oil and other utility services to the Demised Premises (including, without limitation, for HVAC usage) are not included as Operating Expenses of the Research Building and shall be paid for by Tenant separately in accordance with Paragraph 5 of this Lease.

                        (1) In determining Operating Expenses for any year, if less than 100% of the rentable square feet of the Research Building shall have been occupied by tenants at any time during such year, Operating Expenses shall be deemed for such year to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had such occupancy been 100% throughout such year.

                        (2) In the event Landlord shall make a capital expenditure as described in Paragraph 4.1(B)(G) during any year, the annual amortization of such expenditure (determined on a straight line method over the useful life of the improvement, but in no event to exceed twelve (12) years), plus any reasonable interest or financing charges thereon (or, if such improvements are funded from reserves, a reasonable sum imputed in lieu of such financing charges), shall be deemed an Operating Expense for each year of such period.

                  (C) "GOVERNMENTAL REQUIREMENTS" shall mean all requirements under any federal, state or local statutes, rules, regulations, ordinances, or other requirements of any duly constituted public authority having jurisdiction over the Research Building (including, without limitation, the Demised Premises) including, but not limited to, requirements under applicable Radnor Township building, zoning and fire codes and federal, state and local requirements and regulations governing accessibility by persons with physical disabilities, all present and future federal, state, and local statutes, rules, and regulations respecting the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C., Section 9601, et seq. (CERCLA); the Resource Conservation and Recovery Act, as amended, 42 U.S.C., Section 6901, et seq. (RCRA); the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. Section 6020.101 et seq.; the Pennsylvania Solid Waste Management Law, 35 P.S. Section 6018.101 et seq.; and the Pennsylvania Clean Streams Law, 35 P.S. 691.1 et seq.; Federal Water Pollution Control Act, 33 U.S.C. Section 4321; the Clean Air Act, 42 U.S.C. Section 7401; the National Environmental Control Policy Act, 42 U.S.C. Section 4321; the Refuse Act, 33 U.S.C. Section 1801-181-2; the Toxic Substance Control Act, 15 U.S.C. Section 2601; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136; and the Safe Drinking Water Act, 42 U.S.C. Section 300F; The Pennsylvania Infectious and Chemotherapeutic Waste Disposal Act, 35 P.S. Section 7330.101 - 7330.906 and the Pennsylvania Low Level Radioactive Waste Disposal Act and 35 P.S. 6019.1-6019.6; the Pennsylvania Land Recycling and Environmental Standards Act, 35 P.S. 6026-101-6026-909; the Atomic Energy Act of 1954 42 U.S.C. Section 2210 et. seq. and all regulations promulgated by the Nuclear Regulatory Commission, including and not limited to 10 C.F.R. Parts 20, 20, 40, 50, 51, 70 and 72; The DELCORA Standards, Rules, and Regulations of 1991 as amended and codified and any administrative or court order applicable to the Demised Premises relating to Waste.

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

                                      -8-

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                  (D) "TENANT'S PROPORTIONATE SHARE" shall be Fifty Nine and
356/10,000 percent (59.0356%). This is equal to the ratio of the rentable square feet of the Demised Premises, as set forth above, to the total rentable square feet of space in the Research Building, which is 228,887 rentable square feet. The ratio of the rentable square feet of the Research Building to the total rentable square feet of office and laboratory space in the Center (which is 427,109 rentable square feet) shall be Fifty Three and 5,898/10,000 percent (53.5898%).

                  (E) "TENANT'S SHARE OF TAXES AND OPERATING EXPENSES" shall mean, with respect to any calendar year, the product of (A) Tenant's Proportionate Share, multiplied by, (B) the amount of the total of Taxes and Operating Expenses for such calendar year. Notwithstanding anything contained herein to the contrary, total Taxes for the Center shall be allocated sixty percent (60%) to the Research Building and forty percent (40%) to the other Center Buildings.

                  (F) "TENANT'S ESTIMATED SHARE" shall mean, with respect to any calendar year, the product of (A) Tenant's Proportionate Share, multiplied by
(B) the amount of Landlord's good faith estimate of the total of Taxes and Operating Expenses for such calendar year.

                  (G) "DECLARATION" shall mean any future declarations, covenants, restrictions and easements, together with all existing or future amendments, addenda and supplements thereto, executed by Landlord (or Landlord's predecessor in title to the Center) and placed of record, submitting the Center or portion thereof to a system of reciprocal easements, restrictions, benefits and burdens for the use and maintenance thereof by owners and tenants, and to which all such owners and tenants shall be subject.

            4.2.GENERAL ALLOCATION PROCEDURES. Landlord and Tenant acknowledge the following:

                  (A) To the extent practicable and known exactly, all Operating Expenses will be accounted for and attributed separately for the Research Building and for the other buildings which presently comprise the Center (the "Other Center Buildings"). To the extent allocations of an item of Operating Expenses in accordance with the foregoing sentence is not practicable and known exactly, allocations will be made between and among the Research Building and the Other Center Buildings proportionately among all thereof (based upon the respective square footage of each), or equally among all thereof, or based on usage and hours of operation or in such other proportions as may reasonably be determined by Landlord in the exercise of prudent management practices.

                  (B) Notwithstanding the foregoing, and to the extent deemed reasonable by Landlord, all common area and other charges under and as permitted by the Declaration will be charged and allocated among the Research Building, the Other Center Buildings, and any other building, facility or property subject to the Declaration, all in accordance with the terms and provisions of the Declaration.

            4.3.TENANT'S SHARE OF TAXES AND OPERATING EXPENSES.

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

                  (A) For and with respect to each calendar year which occurs during the term of this Lease (and any renewals or extensions thereof) there shall accrue, as additional rent, Tenant's Share of Taxes and Operating Expenses, appropriately prorated for any partial calendar year occurring within the term.

                  (B) Landlord shall furnish to Tenant, on or before December 31 of each calendar year during the term hereof, a statement for the next succeeding calendar year setting forth Tenant's Estimated Share and the information on which such estimate is based. On the first day of the new calendar year, Tenant shall pay to Landlord, on account of Tenant's Estimated Share, an amount equal to one-twelfth (1/12) of Tenant's Estimated Share, and on the first day of each succeeding month up to and including the time that Tenant shall receive a new statement of Tenant's Estimated Share, Tenant shall pay to Landlord, on account of Tenant's Estimated Share, an amount equal to one-twelfth (1/12) of the then applicable Tenant's Estimated Share.

                  (C) Landlord shall furnish to Tenant, on or before May 31 of each calendar year during the term hereof, a statement (the "Expense Statement") prepared by Landlord or its agent or accountants setting forth for the previous calendar year: (A) the actual amount of Taxes and Operating Expenses for the previous calendar year; (B) the Tenant's Proportionate Share; (C) the Tenant's Share of Taxes and Operating Expenses; (D) the Tenant's Estimated Share; and (E) a statement of the amount due to Landlord, or to be credited to Tenant, as a final adjustment in respect of Tenant's Share of Taxes and Operating Expenses for the previous calendar year (the "Final Adjustment Amount"). The Final Adjustment Amount shall be calculated by subtracting the Tenant's Estimated Share from the Tenant's Share of Taxes and Operating Expenses. On the first day of the first calendar month (but in no event sooner than thirty [30] days) following delivery of the Expense Statement to Tenant, Tenant shall pay to Landlord the Final Adjustment Amount calculated as set forth in the Expense Statement. If the Final Adjustment Amount is a negative quantity, then Landlord shall credit Tenant with the amount thereof against the next payment of minimum rent due by Tenant hereunder, except that with respect to the last year of the Lease, if an Event of Default has not occurred, Landlord shall refund Tenant the amount of such payment in respect of the Final Expense Adjustment within thirty
(30) days after Landlord provides the Expense Statement for such final year of the Lease. In no event, however, shall Tenant be entitled to receive a credit greater than the payments made by Tenant as payments of Tenant's Estimated Share for the calendar year to which the Final Adjustment Amount relates.

            4.4. DISPUTES. The information set forth on all statements furnished to Tenant pursuant to this Paragraph 4, including each Expense Statement, and all documents relating to Tenant's Estimated Share, Tenant's Share of Taxes and Operating Expenses, the Final Adjustment Amount, and all supportive documentation and calculations, shall be deemed approved by Tenant unless, within thirty (30) days after submission to Tenant, Tenant shall notify Landlord in writing that it disputes the correctness thereof, specifying the basis for such assertion. Pending the resolution of any dispute, however, Tenant shall continue to make payments in accordance with the statement or information as furnished.

            4.5. SURVIVAL. Notwithstanding anything herein contained to the contrary, Tenant understands and agrees that additional rent for increases of Taxes and Operating Expenses described in this Paragraph 4 are attributable to and owing for a specific twelve (12) month

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

period, and are generally determined in arrears. Accordingly, Tenant agrees that, at any time following the expiration of the term of this Lease, or after default by Tenant with respect to this Lease, Landlord may bill Tenant for (i) the entire amount of accrued and uncollected additional rent attributable to increases in Taxes and Operating Expenses under this Paragraph 4, and (ii) any unpaid charges for usage, services or other amounts with respect to any period during the term of this Lease; and the amount of such bill shall be due and payable to Landlord within thirty (30) days after rendering thereof.

      5. SERVICES. Landlord agrees that during the term of the Lease, Landlord shall provide services as set forth in this Paragraph 5. Tenant shall begin paying electricity, water and sewer, fuel oil and gas on March 1, 2002.

                  (A) STANDARD CENTRAL HVAC SERVICES. Landlord shall provide heat, ventilation and air-conditioning ("HVAC") during "Business Hours"(which shall mean twenty-four hours a day, seven days a week) as follows:

                        (1) COURT LEVEL. Tenant shall operate, maintain and service all air handling and exhaust equipment that services the court level. Landlord shall provide access to the existing "Building Automation System" to Tenant for operation of this equipment. Landlord's sole obligation with respect to the HVAC system for the court level is to supply no greater than 1,292 gallons per minute ("GPM") of 45 degree chilled water at outdoor design conditions of 95(degrees) Dry Bulb/78 (degrees) Wet Bulb and to supply required steam to the air handling unit's preheat coils not to exceed a rate of 5,136 lbs/hr at outdoor design conditions of zero degrees Fahrenheit. All costs associated with the operation and maintenance of the HVAC system on the Court will be borne by Tenant and capital items in accordance with Paragraph 4.1(B)(3). Landlord shall supply required steam for the HVAC system for the court level for purposes of humidification at a rate not to exceed 2,104 lbs/hour. Landlord shall furnish required steam for the trim humidifiers within the court level as reasonably required to maintain Tenant's space humidification requirements, but in no event to exceed the design capacity.

                        (2) THIRD AND FOURTH FLOORS. Landlord shall provide conditioned air (nominal 55 degrees F) at outdoor design conditions of 95(degrees) Dry Bulb/78 (degrees) Wet Bulb and for winter conditions 55(degrees) Dry Bulb at 65% relative humidity at outdoor conditions of 0 degrees F up to a total maximum rate of 104,000 cubic feet per minute ("CFM") to the Third and Fourth Floors. Landlord shall provide Tenant with access to the Building Automation System for the limited purpose of controlling space temperature set points and humidity on the Third and Fourth floors. Air flow to the floors is supplied by nine (9) air handling units, which serve floors 1 through 4 of the Research Building. Landlord shall have the right to approve Tenant's allocation of the available CFM from each of the air handling units. Landlord shall furnish exhaust air up to a maximum rate of 92,500 CFM. Exhaust is furnished to the floors by 2 exhaust fans, which serve floors 1 through 4 of the Research Building. Landlord shall have the right to approve Tenant's allocation of the available CFM to each of the Exhaust fans.

                        (3) HOT WATER. Landlord shall provide hot water to reheat coils in the Demised Premises at rates and temperatures as Tenant reasonably requires, but in no event to exceed design conditions.

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

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

                        (4) OPERATION AND MAINTENANCE. Landlord shall operate and maintain the Central Plant's systems required to provide the air, exhaust, chilled water and steam to the Demised Premises as set forth above. Landlord agrees to provide Tenant access to all Central Plant areas and maintenance records. Landlord further agrees to cooperate with Tenant in implementing a preventative maintenance program to minimize the risk of Central Plant downtime and an emergency response program to reduce the duration of Central Plant failures. These programs will include, at a minimum, the following steps: (a) adequate and reasonable spare parts inventory; (b) periodic joint detailed inspections and tests of equipment; (c) scheduled preventative maintenance procedures for each piece of major equipment; (d) to the extent possible, maximum 4 hour response time on service contracts; (e) special procedures that allow for Tenant to accelerate (at Tenant's cost) the repair and/or replacement of inoperative equipment in the event where industry standard response times may jeopardize Tenant's intended use of the Demised Premises.

                        (5) HVAC SERVICES. Tenant shall pay the cost of supplying the Demised Premises (and any common areas if Tenant occupies a full floor) with heat, ventilation and air conditioning during Business Hours at such rates as Landlord shall specify from time to time to cover all of Landlord's estimated costs and expenses in connection with supplying such service, including without limitation the costs of heating oil, diesel, labor, maintenance, equipment, electricity and other utilities, and applicable sales or use taxes thereon, such amounts to be paid by Tenant within thirty (30) days after submission by Landlord of a statement to Tenant setting forth the amount due.

                        (6) SUPPLEMENTAL HVAC EQUIPMENT. If Tenant requires air conditioning in addition to the rates and quantities that are set forth above (e.g., due to above-standard densities of personnel or heat generating equipment, including, but not limited to, computer, communications, or telephone switching equipment, whether due to energy consumption, configuration, concentration, location or otherwise, or for conference or training facilities, or for other similar or dissimilar items, uses or requirements of Tenant), Tenant may, or upon Landlord's written request shall, arrange for the installation of a separate air conditioning unit, subject to Landlord's prior written reasonable approval and satisfaction of the other provisions regarding Tenant improvements or alterations set forth in this Lease. Tenant shall be responsible for the cost and installation of such unit for its intended purpose, and for the maintenance, repair, replacement, operation and utilities (including electricity, and, as applicable, gas, steam, chilled water, water and sewer) of the same and for any additional sub-meter needed to account for the electricity and any other utilities utilized to operate such unit. If Landlord, in its sole discretion, permits Tenant to attach a separate air-conditioning unit to the cooling tower, Tenant shall pay for the condenser water made available to such unit from the cooling tower (whether or not actually used) in connection with any such supplemental air conditioning, at such rates as Landlord shall establish from time to time, such amounts to be paid by Tenant within thirty
(30) days after submission by Landlord of a statement to Tenant setting forth the amount due. The cost of supplying electricity for supplemental heat, ventilation and air conditioning equipment for the Demised Premises may be reflected in Tenant's electric bill as described in Paragraph 5(C) below. In the alternative, Tenant may, subject to Landlord's reasonable approval, make modifications to the existing air handling equipment to increase the available capacity. If such modifications are made Tenant shall be entitled to 50% of the total additional

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

capacity developed. Tenant shall be responsible for all costs associated with the modifications including, but not limited to, engineering and constructions costs.

                  (B) HVAC SYSTEM INADEQUACY. Landlord shall not be responsible for any failure or inadequacy of the Research Building's HVAC system if such failure or inadequacy results from the occupancy of the Demised Premises by persons in excess of the density anticipated or for which the system was designed, or if Tenant uses the Demised Premises in a manner for which it was not designed, or if Tenant installs or operates machines, appliances or equipment (whether due to energy consumption, configuration, concentration, location or otherwise), which exceed the maximum wattage per square foot contemplated by, or generate more heat than anticipated in, the design of the Research Building's HVAC system.

                  (C) ELECTRICITY. Landlord shall provide electricity to the Demised Premises. Tenant is entitled to connect to the Research Building's service a total of 500 KW for appliances (208/120v) and 250 KW (277v) for lighting for the Third and Fourth floors combined and a total of 250 KW for appliances (208/120v) and 125 KW (277v) for lighting for the court level. Tenant may, subject to Landlord's reasonable approval, make modifications to the existing electric distribution system to increase the electrical service to Tenant. Tenant may, subject to Landlord reasonable approval, reallocate electric capacity between lighting and appliance services. Landlord agrees to reasonably cooperate with Tenant in seeking rebates with the electric provider. Tenant shall be entitled to 100% of any rebates attributable solely to Tenant's electricity usage and occupancy of the Demised Premises. Tenant shall pay for all electricity consumed in the Demised Premises (including electricity for outlets, general lighting, any supplemental HVAC equipment as described below, any Additional Electric Equipment as described in Paragraph 5(G), and any special lighting equipment serving the Demised Premises), as follows:

                        (1) Tenant shall pay such rates as Landlord is charged by the electric provider(s).

                        (2) For areas of the Demised Premises now or hereafter separately-metered, Tenant shall pay for amounts of electricity based on such meters, and any meter-reading charges incurred by Landlord, or which Landlord may reasonably establish from time to time. For areas of the Demised Premises not separately metered, Tenant shall pay for amounts of electricity based on the reasonable estimates of Landlord's engineer, or at either party's request, Landlord shall install (at the cost of the requesting party) separate meters, and Tenant shall thereafter pay based on such meters. In the alternative, for areas of the Demised Premises not separately metered, but metered together with other space in the Research Building, Landlord may from time to time elect to allocate the electricity charges between the Demised Premises and such other space based on the ratio of the rentable area of the Demised Premises and the rentable area of such other space; provided, if such other space is not fully occupied during any billing period, Landlord may make an adjustment in the foregoing computation such that only the average rentable square footage of such other space actually occupied during such billing period is used.

                        (3) All such charges shall be payable as additional Rent within thirty (30) days after such billing. Landlord may reasonably estimate Tenant's electricity

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

charges in advance, on a monthly basis, and bill and reconcile such amounts periodically (with Landlord to provide any necessary credit or refund and Tenant to pay any additional amount due).

                        (4) Tenant acknowledges that the Center has one central plant (the "Central Plant") which provides chilled water to service the Research Building and the Other Center Buildings. All costs to operate the Central Plant will be allocated among the Research Building and Other Center Buildings on the basis of actual usage of chilled water as metered by Landlord. Landlord may install meters to measure the chilled water to the court level air handling units at either party's request and Landlord will make an allocation within the Research Building based of the court level's percentage of the total chilled water usage of the Research Building. The party requesting the metering shall pay for the expenses of such metering.

                        (5) Emergency Generator. With respect to the electric allocation set forth in Paragraph 5(C), Tenant shall be entitled to the use of emergency power furnished by the Research Building's generator not to exceed a maximum demand load of 250 KW from buss duct F to service the court level, Third and Fourth floors. Tenant shall limit transformer capacity to 250 KW, but may increase connected load up to a reasonable diversity factor. A portion of this 250 KW is presently connected to equipment and receptacles in the Demised Premises. Subject to Landlord's consent, Tenant may reallocate the distribution of this emergency power to meet its specific needs. Tenant's use of emergency power shall not interfere with the life safety equipment connected to the generator. Tenant may, subject to Landlord's reasonable approval, make modifications to the existing electric distribution system to utilize Tenant's Proportionate Share of the excess connected load capacity of the existing generator.

                  (D) STEAM CENTRAL PLANT. Landlord's costs for gas and fuel oil used in the generation of steam and hot water in the Central Plant will be allocated to the Research Building and to the Other Center Buildings on the basis of actual usage of steam as metered by Landlord. Within the Research Building, the Research Building's cost will be allocated using the methodology outlined in Paragraph 5 (C)(2). Tenant may, subject to Landlord's reasonable approval, make modifications to the steam generation and distribution system to allow the system pressure to operate at 75 psi. Tenant shall bear all costs associated with the modifications including, without limitation, increased energy consumption and maintenance costs.


                        Landlord shall cooperate with Tenant in changing the gas service from interruptible to un-interruptible in order to eliminate or minimize the need to burn oil in the boilers. All costs associated with the rate change shall be borne by tenants in the Research Building pursuant to its pro rata share. Landlord reserves the right to burn oil in the boilers if necessary to maintain facility services in the event gas is not available.


                  (E) ACID WASTE PRETREATMENT SYSTEM. All laboratory sinks and fume hoods are drained into a common acid waste collection and pretreatment system (the "Acid Waste Pretreatment System. Landlord shall be responsible for obtaining, in Landlord's name, a DELCORA Wastewater Discharge Permit. Tenant shall fully cooperate on a timely basis with Landlord in completing the permit application, supplying and updating required information and obtaining and maintaining the permit. The Acid Waste Pretreatment System will be available to other tenants in the Research Building and Tenant agrees to cooperate with Landlord and such

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

other tenants to facilitate the shared use of the Acid Waste Pretreatment System. Landlord will test the Acid Waste Pretreatment System on a regular basis and upon Tenant's request provide Tenant with copies of the tests. Landlord will be responsible to maintain and if necessary replace the Acid Waste Pretreatment System.

                  (F) SPECIAL RESEARCH BUILDING SYSTEMS. The Research Building includes existing special laboratory systems. Landlord makes no representation or warranty with respect to such systems except as provided below:

                        (1) Exhaust System: Fume hoods are located on all floors and are vertically connected throughout the Research Building. Tenant acknowledges that introduction of potentially explosive compounds into the fume hoods without prior written approval of Landlord is expressly prohibited. Tenant shall be responsible for the installation, maintenance, removal and replacement of the filters on the fume hoods within the Demised Premises and the Tenant installed systems on the roof and Landlord shall be responsible for the installation, maintenance, removal and replacement of the filters on the roof. Tenant shall supply Landlord with a list of uses including the chemicals and processes for each hood and the location of such hood within the Demised Premises. Tenant agrees to cooperate with Landlord and other Research Building tenants to facilitate the shared use of the system. Landlord will provide Tenant with a similar list with respect to the other Research Building tenants.

                        (2) Compressed Air. Landlord shall supply compressed air to the Demised Premises by operation of the existing equipment. Landlord shall be responsible for the operation of the system and Tenant shall be responsible for the maintenance and replacement of the system within the Demised Premises. Tenant agrees to cooperate with Landlord and other Research Building tenants to facilitate the shared use of the system.

                  (G) ADDITIONAL ELECTRICAL EQUIPMENT. Tenant will not install or use electrically-operated equipment in excess of the design capacity of the Demised Premises (as established by Landlord if not so set forth) and Tenant will not install or operate in the Demised Premises any electrically-operated equipment or machinery other than that commonly used in a normal operation without first obtaining the prior written consent of the Landlord. Landlord may reasonably condition any consent required under this Paragraph 5 (G) upon the installation of separate meters (and transformers or electrical panels) for such equipment or machinery at Tenant's expense and the payment by Tenant of additional rent as compensation for the additional consumption of electricity occasioned by the operation of such additional equipment or machinery, at the rates and in the manner set forth in Paragraph 5(C) above. Tenant shall replace, at its sole cost, all light bulbs and tubes, and ballasts within the Demised Premises.

                  (H) REGULATORY COMPLIANCE. The furnishing of the foregoing heating, ventilation, air conditioning and electricity services shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization which Landlord shall be required to comply with or which Landlord determines in good faith to comply with.

            5.2. WATER AND SEWER. Landlord shall furnish the Research Building with water (i) for drinking, lavatory, toilet and sanitary sewer purposes drawn through fixtures installed by

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Landlord, (ii) necessary for the operation of the Research Building's fire safety devices, and (iii) by the Research Building's HVAC system, necessary for the operation of such system. The cost of usage of such services attributable to the Demised Premises shall be paid for by Tenant pursuant to a statement furnished by Landlord to Tenant setting forth the amount due as a result of such usage reasonably attributable to the Demised Premises, and the total amount set forth in such statement shall be due and payable by Tenant within thirty (30) days after submission thereto by Landlord of such statement. Landlord agrees to conduct a water conservation study when the Research Building is substantially occupied on the court level and floors 2-4 and to use the findings of the study as a basis of allocating costs of water and sewer until such time as a follow up study is reasonably warranted.

            5.3. PAYMENT FOR SERVICES. Landlord and Tenant acknowledge to the extent practicable and known exactly, all the services will be accounted for and attributed separately for the Research Building and for the Other Center Buildings. To the extent allocations of a service in accordance with the foregoing sentence is not practicable and known exactly, allocations will be made between and among the Research Building and the Other Center Buildings proportionately among all thereof based upon the (i) respective square footage of each, or (ii) equally among all thereof, (iii) or based on usage and hours of operation, (iv) or in such other proportions as may reasonably be determined by Landlord in the exercise of prudent management practices that would result in a more accurate allocation. In the event a cost was inadvertently excluded such cost shall be allocated in the manner set forth above within a reasonable time from discovery.

            5.4. ELEVATOR; ACCESS. Landlord shall provide passenger elevator service to the Demised Premises. Tenant and its employees and agents shall have access to the Demised Premises at all times, subject to compliance with such security measures as shall be in effect for the Research Building. Elevator services for freight shall be supplied in common with service to other tenants and for other Research Building requirements at reasonable times for routine deliveries in the ordinary course of Tenant's business. Unusual or unusually large deliveries requiring use of the freight elevators shall be scheduled in advance with Landlord so as not to interfere with the operations of the Research Building or other tenants.

            5.5. JANITORIAL. Landlord shall provide janitorial service to the common areas of the Research Building as specified on Exhibit "D" annexed hereto, subject to change. Tenant shall participate and comply with any recycling or similar program which may be promulgated by any authorities with which Landlord shall be required to comply or with which Landlord determines in good faith to comply. Tenant shall arrange for and provide janitorial services for the Demised Premises (restrooms on the court level, third (3rd) floor and fourth (4th) floors), subject to the following conditions: (i) Tenant's janitorial services provider ("Tenant's Janitor") shall be subject to Landlord's reasonable prior approval, (ii) the level and quality of such janitorial services shall be equal to or greater than the level and quality of janitorial services provided by Landlord to other tenant spaces in the Research Building or to such level as Landlord would have provided, (iii) Tenant provides such other information as may be reasonably requested by Landlord in order for Landlord to determine whether to approve Tenant's Janitor, (iv) Tenants' Janitor shall be subject to the terms and conditions imposed on Tenant's contractors under Exhibit "F" attached hereto, and shall agree in writing to be bound by

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the rules and regulations of the Research Building, and (v) Tenant shall comply with all Governmental Requirements in removing and disposing of all trash and waste generated in the Demised Premises. Landlord shall have no obligation to provide janitorial services within the Demised Premises. In the event that Tenant fails to provide janitorial services to the Demised Premises at the aforementioned level and quality, as determined by Landlord, and such failure continues for more than thirty (30) days after written notice from Landlord (provided however, that Landlord shall not be required to give any such notice more than once during any twelve (12) month period) then Landlord may resume providing janitorial services to the Demised Premises, and in which event Landlord shall furnish to Tenant a statement setting forth the amount due for the janitorial services, and the total amount set forth in such statement shall be due and payable by Tenant monthly, in arrears.

            5.6. SECURITY. Landlord provides a security card or code type access system at the main entrance to the Research Building for Tenant's convenience. Tenant and Tenant's employees, as well as other tenants of the Research Building, will have access to the Research Building using such access system. Tenant, its employees and invitees shall close and secure the entrances to the Research Building upon entering and exiting the Research Building. Landlord makes no representation that the access system or any future system employed at the Research Building to monitor access to the Research Building will prevent unauthorized access to the Research Building or the Demised Premises, and Tenant acknowledges that no security guards are provided by Landlord. Accordingly, Tenant agrees that Tenant shall be responsible for security of the Demised Premises and the security and safety of Tenant's employees, invitees, officers, directors, contractors, subcontractors and agents. In furtherance of the foregoing, Landlord assumes no liability or responsibility for Tenant's personal property whether such are located in the Demised Premises or elsewhere in the Research Building or the Center. Tenant further acknowledges that Landlord may (but shall have no obligation to) alter current security measures in the Research Building, and Tenant agrees that it shall cooperate fully, and shall cause its employees and invitees to cooperate fully, with any requests of Landlord in connection with the implementation of any new security procedures or other arrangements. Subject to Landlord's approval of the system, Tenant may (at its sole cost and expense) install a security/access system ("Security System") in the Demised Premises and at the Research Building entrance. Tenant shall provide Landlord with the card keys to the Security System to allow Landlord access to the Demised Premises. Landlord may require that Tenant remove the Security System prior to expiration or termination of the Lease and restore the Demised Premises and the Research Building to the condition existing on the Commencement Date of this Lease, all at Tenant's sole cost and expense. The Security System shall not interfere with or otherwise affect the electrical, mechanical, structural, life safety or other building systems of the Research Building and/or the ordinary operation of the Research Building. The provisions of this Paragraph shall survive the expiration or termination of this Lease.

            5.7. REPAIRS. Landlord shall make (i) all structural repairs to the Research Building and (ii) all repairs to the exterior windows and glass and all repairs to the common areas of the Research Building. In the event that any repair is required by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Demised Premises with Tenant's consent, express or implied, Landlord may make such repair and add the cost thereof to the first installment of rent which will thereafter become due, unless

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Landlord shall have actually recovered such cost through insurance proceeds.
Landlord shall not otherwise be responsible to make any repairs to the Demised Premises.

            5.8. SYSTEM CHANGES. Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacement or additions to the water, plumbing, heating, air conditioning or the electrical systems servicing the Demised Premises or any other portion of the Research Building; nor install any plumbing fixtures in the Demised Premises; nor use in excess of normal use any of the utilities, the common areas of the Research Building, the janitorial or trash removal services, or any other services or portions of the Research Building without the prior written consent of the Landlord, and in the event such consent is granted, the cost of any such installation, replacements, changes, additions or excessive use shall be paid for by Tenant within thirty (30) day upon being billed therefor in the case of charges in excessive use.

            5.9. DIRECTORY. Landlord shall install and maintain a directory of tenants in the lobby area of the Research Building, on which shall be listed the name of Tenant. In the event Landlord permits Tenant to add more names to the directory (which Landlord may grant or deny in its sole discretion), Tenant shall pay the actual cost of lobby directory signage over an allowance of one
(1) directory space per Tenant.

            5.10. OVERHEAD FEE. Notwithstanding anything to the contrary contained in this Paragraph 5, Landlord reserves the right to impose a reasonable administrative overhead charge whenever Landlord provides or arranges, upon Tenant's request, for additional or above standard services, not to exceed fifteen percent (15%) of such charge(s).

            5.11. LIMITATION REGARDING SERVICES. It is understood that Landlord does not warrant that any of the services referred to in this Paragraph 5 will be free from interruption from causes beyond the control of Landlord. Landlord reserves the right, without any liability to Tenant, and without being in breach of any covenant of this Lease, to interrupt or suspend service of any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other Research Building systems serving the Demised Premises, or the providing of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in Landlord's commercially reasonable judgment deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, gas, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control, including without limitation, mechanical failure and governmental restrictions on the use of materials or the use of any of the Research Building systems. In each instance, however, Landlord shall exercise commercially reasonable diligence to eliminate the cause of interruption and to effect restoration of service, and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such interruption. Tenant shall not be entitled to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of the Tenant be affected or reduced by reason of the interruption, stoppage or suspension of any of the Research Building systems or services arising out of the causes set forth in this Paragraph.

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

            5.12. TENANT'S RIGHT TO MAKE REPAIRS. If Tenant provides notice to Landlord of an event or circumstance which requires the action of Landlord, pursuant to the Lease, with respect to repair and/or maintenance of the HVAC system (including the Central Plant) and electricity (including the generator) which materially or adversely affects the conduct of Tenant's business in the Demised Premises, and Landlord fails to commence corrective action within ten
(10) business days after the receipt of such notice (or such longer period as is reasonably required to remedy the situation, provided Landlord uses commercially reasonable efforts to remedy such failure), then Tenant after three (3) additional business days' notice to Landlord specifying that Tenant intends to take such required action and identifies Tenant's reasonable estimate of the costs related thereto may proceed to take the required action. Tenant shall use only Williard Inc., its successors or assigns, contractors which have performed acceptable work in the Research Building or contractors which have done comparable work in other research laboratory buildings (which contractors shall be subject to Landlord's reasonable approval). Promptly following completion of any work taken by Tenant pursuant to the provisions of this Paragraph, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto. If Landlord does not object to such costs then, Landlord shall reimburse Tenant within forty (40) days of receipt of such invoice the amount of the product of (a) (100%-Tenant's Proportionate Share) multiplied by (b) Tenant's reasonable costs and expenses in taking such action. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable detail Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to payment.

      6. CARE OF DEMISED PREMISES. Tenant agrees, on behalf of itself, its employees and agents, that during the term of this Lease, Tenant shall comply with the covenants and conditions set forth in this Paragraph 6.

            6.1. INSURANCE AND GOVERNMENTAL REQUIREMENTS. At all times during the term of this Lease and any extension or renewal hereof, Tenant, at its cost, shall comply with, and shall promptly correct any violations of, (i) all requirements of any insurance underwriters, or (ii) any Governmental Requirements relating to Tenant's use and occupancy of the Demised Premises. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, damages, claims of third parties, cost of correction, expenses (including reasonable attorney's fees and cost of suit or administrative proceedings) or fines arising out of or in connection with Tenant's failure to comply with Governmental Requirements. The provisions of this Paragraph 6.1 shall survive the expiration or termination of this Lease.

            6.2. ACCESS. Tenant shall give Landlord, its agents and employees, access to the Demised Premises at all reasonable times (with oral notice given at least twenty hours prior to access, unless Tenant agrees otherwise), and at any time in the case of an emergency with no notice, without charge or diminution of rent, to enable Landlord (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Research Building or any part thereof; and (ii) to show the Demised Premises to prospective

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

mortgagees and purchasers and in the last twenty four (24) months of the term to prospective tenants with a Tenant provided escort. If representatives of Tenant shall not be present on the Demised Premises to permit entry upon the Demised Premises by Landlord or its agents or employees, at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter the Demised Premises by means of a master key (or, in the event of any emergency, forcibly) without any liability whatsoever to Tenant and without such entry constituting an eviction of Tenant or a termination of this Lease. Landlord shall not be liable by reason of any injury to or interference with Tenant or Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Demised Premises or the Research Building or to any appurtenance or any equipment therein. Notwithstanding the foregoing to the contrary and subject to Landlord's reasonable consent, Tenant shall have the right to designate on a plan of the Demised Premises a certain portion of the Demised Premises as "secure areas" to which access shall be restricted. Such designation shall indicate the sensitive nature of the activities performed therein and the need to protect the intellectual product associated therewith. Landlord agrees to reasonably cooperate with Tenant to minimize any resulting disruption, loss or risk of loss. Should Landlord need to enter into the "secure areas" in the normal course of periodic inspections, Landlord shall so notify Tenant and Tenant shall make access to such "secure areas" available to Landlord within forty-eight (48) hours thereafter (unless Tenant agrees otherwise) with a Tenant provided escort. In the event of an emergency, Landlord shall attempt to notify Tenant prior to entry to a "secure area", unless such notification is not feasible under the circumstances, then Landlord may enter such "secure area" without any liability whatsoever to Tenant and without such entry constituting an eviction of Tenant or a termination of this Lease.

            6.3. CONDITION AND REPAIRS. Tenant shall keep the Demised Premises and all improvements, installations and systems therein in good order and condition and repair all damage to the Demised Premises and replace all interior glass broken by Tenant, its agents, employees or invitees, with glass of the same quality as that broken, except for glass broken by fire and extended coverage type risks. Tenant shall make all repairs to the Demised Premises including, but not limited to, the mechanical, electrical, plumbing systems, and Special Research Building Systems and Shared Building Systems, using Landlord approved contractors. If the Tenant refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, after written notice from Landlord of the need therefor, Landlord may make such repairs at the expense of Tenant and such expense shall be collectible as additional rent. Any such repairs and any labor performed or materials furnished in, on or about the Demised Premises shall be performed and furnished by Tenant in strict compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted authorities or governmental bodies having jurisdiction over the Research Building, and any reasonable regulations imposed by Landlord pertaining thereto. Without limitation of the foregoing, Landlord shall have the right to designate any and all contractors and suppliers to furnish materials and labor for such repairs. Any contractors performing services for Tenant on or about the Demised Premises or Research Building shall be subject to the requirements governing work by Tenant's contractors as set forth in Exhibit "F" attached hereto and made a part hereof.

            6.4. SURRENDER. Upon the termination of this Lease in any manner whatsoever, Tenant shall remove Tenant's goods and effects and those of any other person claiming under

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

Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof, damage from fire and other insured casualty and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant.

            6.5. SIGNS. Tenant shall not place signs on or about any part of the Research Building, or on the outside of the Demised Premises or on the exterior doors, windows or walls of the Demised Premises, except on doors and then only of a type and with lettering and text approved by Landlord.

            6.6. CARE; INSURANCE. Tenant shall not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Research Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium).

            6.7. ALTERATIONS; ADDITIONS. Except for "Minor Improvements" (as defined below), Tenant shall not make any alteration of or addition to the Demised Premises without the prior written approval of Landlord. Such approval shall not be unreasonably withheld or delayed for nonstructural interior alteration, provided that (i) no Research Building systems, structure, or areas outside of the Demised Premises are affected by such proposed alteration, and
(ii) reasonably detailed plans and specifications for construction of the work, including but not limited to any and all alterations having any impact on or affecting any electrical systems, plumbing, HVAC, sprinkler system and interior walls and partitions, are furnished to Landlord in advance of commencement of any work. All such alterations and additions, as well as all fixtures, equipment, improvements and appurtenances installed in and affixed to the Demised Premises at the inception of this Lease term (but excluding Tenant's trade fixtures and modular furniture systems and the items on the Equipment Criteria Matrix dated 2/18/02 and prepared Johnsrud & Associates Architects,
LLC) shall, upon installation, become and remain the property of Landlord and shall only be required to be removed by Tenant, at Tenant's sole cost, upon termination or expiration of the Lease if Landlord indicates in writing such requirement at the time of Landlord's approval. All such alterations and additions shall be maintained by Tenant in the same manner and order as Tenant is required to maintain the Demised Premises generally and, at Landlord's option, upon termination of the term hereof, shall be removed at Tenant's cost without damage to the Demised Premises upon surrender. All alterations and additions by Tenant shall be performed in accordance with the plans and specifications therefor submitted to and approved by Landlord, in a good and workerlike manner and in conformity with all Governmental Requirements. In addition, all such alterations and additions shall be performed in strict compliance with the requirements governing work by Tenant's contractors as set forth in Exhibit "F" hereto. The term "Minor Improvements" as used herein shall mean cosmetic and non-structural alterations or additions to the Demised Premises, which (i) do not affect any Building systems, structure, or areas outside of the Demised Premises, and (ii) the cost

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of which, in the aggregate does not exceed $50,000.00. Tenant shall supply
Landlord with a copy of plans and specifications for any Minor Improvements prior to installation and Landlord shall notify Tenant within thirty (30) days of receipt whether Tenant will be required to remove such Minor Improvements and restore the Demised Premises to the condition existing prior to the installation of any such Minor Improvements, and repair any damage caused by such removal at the expiration or sooner termination of the Lease.

            6.8. MECHANICS' LIENS. Tenant, within ten (10) days after notice from Landlord, (i) shall discharge (by bonding or otherwise) any mechanics' hen for material or labor claimed to have been furnished to the Demised Premises on Tenant's behalf (except for work contracted for by Landlord), (ii) shall deliver to Landlord satisfactory evidence thereof, and (iii) shall indemnify and hold harmless Landlord from any loss incurred in connection therewith.

            6.9. VENDING MACHINES. Tenant shall not install or authorize the installation of any coin operated vending machines within the Demised Premises, except machines for the purpose of dispensing coffee, snack foods and similar items to the employees and business visitors of Tenant for consumption upon the Demised Premises, the installation and continued maintenance and repair of which shall be at the sole cost and expense of Tenant.

            6.10. RULES AND REGULATIONS. Tenant shall observe the rules and regulations annexed hereto as Exhibit "E", as the same may from time to time be amended by Landlord for the general safety, comfort and convenience of Landlord, occupants and tenants of the Research Building.

            6.11. ENVIRONMENTAL COMPLIANCE. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Waste" (as defined below) upon or about the Research Building or Center, or permit Tenant's employees, agents, contractors, and other occupants of the Demised Premises to engage in such activities upon or about the Center, Research Building or the Demised Premises. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Demised Premises of substances customarily used in offices and the substances attached to the letter dated January 24, 2002 from William Habig, Ph.D. Director, Environmental Health and Safety to James P. Mullarkey, Esquire (as such attachments may be amended with Landlord's approval), provided:
(a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Demised Premises, strictly in accordance with applicable Governmental Requirements and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharged in the Center or Research Building, and shall be transported to and from the Demised Premises in compliance with all applicable Governmental Requirements, and as Landlord shall reasonably require, (c) Tenant shall make arrangements at Tenant's expense for disposal of any substances required (by Governmental Requirements or Landlord's trash removal contractor) to be disposed of separately from ordinary trash directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Demised Premises, and (d) any remaining such substances shall be completely, properly

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

and lawfully removed from the Research Building upon expiration or earlier termination of this Lease.

                  (A) Tenant shall promptly notify Landlord of: (a) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Waste on the Demised Premises or the migration thereof from or to the Research Building or Center, (b) any demands or claims made or threatened by any party against Tenant or the Demised Premises relating to any loss or injury resulting from any Waste, (c) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Waste on or from the Demised Premises, and (d) any matters where Tenant is required by any Governmental Requirement to give a notice to any governmental or regulatory authority respecting any Waste on the Demised Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Demised Premises initiated in connection with any environmental, health or safety Governmental Requirement. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Waste then used, stored, or maintained upon the Demised Premises and the use and approximate quantity of each such material. Tenant shall also furnish Landlord with a copy of any material safety data sheet ("MSDS") issued by the manufacturer as well as any written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Governmental Requirement. The term "Waste" for purposes hereof shall mean any hazardous or radioactive material, polychlorinated biphenyls, friable asbestos or other hazardous or medical waste substances as defined by the CERCLA, as amended, or by any other federal, state or local law, statute, rule, regulation or order (including any Governmental Requirements) concerning environmental matters, or any matter which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a MSDS.

                  (B) If any Waste is released, discharged or disposed of by Tenant or any other occupant of the Demised Premises, or their employees, agents or contractors, in or about the Research Building or Center in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Governmental Requirements clean up and remove the Waste from the Research Building or Center and clean or replace any affected property at the Research Building or Center (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Paragraph within five (5) days after written notice by Landlord, or such shorter time as may be required by any Governmental Requirement or in order to minimize any hazard to any person or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Governmental Requirement). If any Waste is released, discharged or disposed of on or about the Research Building or Center and such release, discharge, or disposal is not caused

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                                      -23-
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by Tenant or other occupants of the Demised Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Paragraph 8 to the extent that the Demised Premises or common areas serving the Demised Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Paragraph 8.

            6.12. DE-COMMISSIONING. Prior to the end of the lease term, Tenant shall, at its sole cost and expense and in compliance with all Governmental Requirements, complete the de-commissioning of the Demised Premises in accordance with the standards established by Governmental Requirements and in accordance with the standards set forth on Exhibit "H" annexed hereto to. Tenant shall promptly (and prior to the end of the lease term) provide to Landlord copies of all applicable closure certifications from governmental authorities with jurisdiction over the de-commissioning.

      7. SUBLETTING AND ASSIGNING.

            7.1. GENERAL RESTRICTIONS. Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises (either a sublease or an assignment hereinafter referred to as a "Transfer") without first obtaining Landlord's prior written consent thereto, which shall not be unreasonably withheld, conditioned or delayed. By way of example and without limitation, the parties agree it shall be reasonable for Landlord to withhold consent: (1) if the financial condition of the proposed transferee is not comparable, in Landlord's reasonable determination, to the financial condition Landlord would require of any prospective tenant leasing comparable space; (2) if the proposed use within the Demised Premises conflicts with the use provision set forth herein or is incompatible, inconsistent, or unacceptable with the character, use and image of the Research Building or the tenancy at the Research Building in Landlord's reasonable opinion, or conflicts with exclusive use rights granted to another tenant of the Research Building or Center; (3) if the business reputation and experience of the proposed transferee is not sufficient, in Landlord's reasonable opinion, for it to operate a business of the type and quality consistent with other tenants in the Center; (4) if the document creating the Transfer is not reasonably acceptable to Landlord; (5) the nature of the fixtures and improvements to be performed or installed are not consistent with general use and the terms of this Lease; (6) if the proposed transferee is an existing tenant of Landlord (except if Landlord has no other available space) or is currently negotiating or has negotiated within the prior twelve (12) months with Landlord for other space in the Center (or any other building owned by an affiliate of Landlord); (7) if the proposed user is a governmental or quasi-governmental agency; (8) if the proposed transferee will be using or if Landlord has reasonable cause to believe that it is likely to use Waste at the Demised Premises other than those types of Waste normally used in general laboratory operations in compliance with applicable Governmental Requirements; or (9) if Landlord has reasonable cause to believe that the proposed transferee's assets, business or inventory would be subject to seizure or forfeiture under any laws related to criminal or illegal activity. If Landlord consents to a Transfer, such consent, if given, will not release Tenant from its obligations hereunder and will not be deemed a consent to any further Transfer. Tenant shall furnish to Landlord, in connection with any request for such consent, reasonably detailed information as to the identity and business history of the proposed assignee or subtenant, as well as the proposed effective date of the Transfer and, prior to the execution thereof, a complete set of the final

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documentation governing such Transfer, all of which shall be satisfactory to
Landlord in form and substance. If Landlord consents to any such Transfer, the effectiveness thereof shall nevertheless be conditioned on the following: (i) receipt by Landlord of a fully executed copy of the full documentation governing the Transfer, in the form and substance approved by Landlord, (ii) any sublessee shall acknowledge that its rights arise through and are limited by the Lease, and shall agree to comply with the Lease (with such exceptions as may be consented to by Landlord), and (iii) any assignee shall assume in writing all obligations of Tenant hereunder from and after the effective date of such Transfer. Tenant shall not advertise or otherwise disseminate any information regarding the Research Building or the Demised Premises (including, without limitation, rental rates or other terms upon which Tenant intends to Transfer) to potential assignees and/or subtenants without in each instance obtaining Landlord's prior written approval and consent as to the specific form and content of any such advertisement, statement, offering or other information (including, without limitation, approval of rental rates and terms). Landlord's acceptance of any name for listing on the Research Building Directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any Transfer, or other occupancy of the Demised Premises. Tenant shall not mortgage or encumber this Lease.

            7.2. Intentionally Omitted.

            7.3. PROCEDURE FOR APPROVAL OF TRANSFER. If Tenant wishes to request Landlord's consent to a Transfer, Tenant shall submit such request to Landlord, in writing, together with reasonably detailed financial information and information as to the identity and business information and business history of the proposed transferee, as well as the proposed effective date of the Transfer and the area or portion of the Demised Premises which Tenant wishes to Transfer (the "Transfer Space"). If Landlord fails to respond or request additional information from Tenant within sixty (60) days after receipt of Tenant's proper request for approval, Tenant shall submit an additional request to Landlord, setting forth the same information and further notifying Landlord on such request, on a covering letter in all capital letters and bold-face type, that Landlord's failure to respond or request additional information from Tenant within an additional ten (10) business days shall be deemed an approval (such notice is hereinafter referred to as an "Automatic Approval Notice"). If Landlord fails to respond or request additional information from Tenant within such additional ten (10) business days, such failure to so respond shall be deemed a consent to the Transfer. If Landlord requests additional information, Landlord shall respond within the later of (i) ten (10) business days after receipt of all requested information, or (ii) the expiration of the sixty (60) day period set forth above; and Landlord's failure to do so shall be deemed a consent to the Transfer so long as such additional information shall include (on a covering letter in all capital letters and in bold-face type) an Automatic Approval Notice. If Landlord consents to any such Transfer, such consent shall be given on Landlord's form of consent (which consent shall include, among other things, an acknowledgment by the transferee that its rights arise through and are limited by the Lease, that the transferee agrees to comply with the Lease (with such exceptions as may be consented to by Landlord), and a written acknowledgment by Tenant evidencing that Tenant is not released from its obligations under this Lease), which consent document shall be executed by Tenant and the transferee of Tenant. It shall nevertheless be a condition to the deemed effectiveness thereof that Landlord be furnished with a fully executed copy of the full documentation governing the

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Transfer, in the form and substance approved by Landlord, and that Tenant shall pay Landlord's expenses in connection with the proposed Transfer. It shall not be unreasonable for Landlord to object to Transfer document provisions which, inter alia, attempt to make Landlord a party to the Transfer document or impose any obligation on Landlord to the subtenant.

            7.4. RECAPTURE. Upon receipt of Tenant's request for consent to a proposed Transfer, Landlord may elect to recapture the Transfer Space. Landlord's election to recapture must be in writing and delivered to Tenant within thirty (30) days of Landlord's receipt of Tenant's request for permission to transfer all or a portion of the Demised Premises. Landlord's recapture shall be effective (the "Effective Date") on a date selected by Landlord, which date shall be (i) on or before the date which is thirty (30) days after the proposed effective date of the Transfer, as specifically set forth in Tenant's written request to Landlord for consent to a proposed Transfer, or (ii) if Tenant's written request to Landlord for consent to a proposed Transfer does not contain a proposed effective date, then on or before the date which is thirty (30) days after Landlord's election to recapture the Transfer Space; and with respect to the Transfer Space, this Lease shall be terminated and Tenant shall be released under this Lease, subject to any continuing liabilities or obligations of Tenant which remain delinquent or uncured with respect to the period prior to the Effective Date.

            7.5. CONDITIONS. In the event Landlord consents to a Transfer of all or any portion of the Demised Premises, Landlord may condition its consent, inter alia, on agreement by Tenant and its assignee and/or sublessee, as the case may be, that fifty (50%) percent of any rental payable under such Transfer arrangement which exceeds the amount of rental payable hereunder be payable to Landlord (after deduction by Tenant for the reasonable and necessary costs associated with such Transfer amortized over the remaining term of the Lease) as consideration of the granting of such consent. Nothing herein shall, however, be deemed to be a consent by Landlord of any Transfer or a waiver of Landlord's right not to consent to any Transfer. Any purported Transfer not in accordance with the terms hereof shall at Landlord's option, to be exercised at any time after Landlord becomes aware of any such purported Transfer, be void, and may at Landlord's option be treated as an event of default hereunder.

            7.6. SPECIAL CONDITIONS FOR TRANSFERS TO AFFILIATES OF TENANT. Notwithstanding anything to the contrary set forth above, Tenant shall be permitted without Landlord's prior written consent, and subject to the terms of this subparagraph 7.6, to transfer all or a portion of the Demised Premises to an "Affiliate" of Tenant. For purposes of this subparagraph, Affiliate shall mean; (i) a corporation which owns fifty percent (50%) of the outstanding common stock of Tenant, or (ii) a corporation which has fifty percent (50%) of its common stock owned by Tenant, or (iii) a partnership which owns fifty percent (50%) of the common stock of Tenant, or (iv) a partnership which has fifty percent (50%) or more of its interest in partnership profits owned by Tenant, or
(v) an entity which is the surviving entity in a merger pursuant to state corporation or partnership law with the Tenant, or (vi) Johnson & Johnson or any of its affiliates or subsidiaries. The effectiveness of such Transfer to an Affiliate of Tenant shall nevertheless be conditioned on the following: (a) Landlord receiving a fully executed copy of the full documentation governing the Transfer, in the form and substance approved by Landlord, and (b) such sublessee shall acknowledge that its rights arise through and are limited by the Lease, and shall agree to comply with the Lease (with such exceptions as may be consented to by Landlord),

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and (c) a written acknowledgment by Tenant evidencing that Tenant is not released from its obligations under this Lease.

            7.7. NO RELEASE. Notwithstanding any assignment of this Lease or subletting of all or part of the Demised Premises, whether or not Landlord's consent is required and/or obtained, the tenant specifically named in the introductory paragraph of this Lease shall remain fully liable under all of the terms and provisions of this Lease.

      8. FIRE OR OTHER CASUALTY. In case of damage to the Demised Premises or those portions of the Research Building providing access or essential services thereto, by fire or other casualty, Landlord shall, at its expense, cause the damage to be repaired to a condition as nearly as practicable to that existing prior to the damage, with reasonable speed and diligence, subject to delays which may arise by reason of adjustment of loss under insurance policies, Governmental Regulations, and for delays beyond the control of Landlord, including a "force majeure" event (as defined below). Landlord shall not, however, be obligated to repair, restore, or rebuild any of Tenant's property or any alterations or additions made by or on behalf of Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant, or Tenant's visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof except, to the extent and for the time that the Demised Premises are thereby rendered untenantable, the rent shall proportionately abate. In the event the damage shall involve the Research Building generally and shall be so extensive that Landlord shall decide, at its sole discretion, not to repair or rebuild the Research Building, or if the casualty shall not be of a type insured against under standard fire policies with extended type coverage, or if the holder of any mortgage, deed of trust or similar security interest covering the Research Building shall not permit the application of adequate insurance proceeds for repair or restoration, this Lease shall, at the sole option of Landlord, exercisable by written notice to Tenant given within sixty (60) days after Landlord is notified of the casualty-and to the extent thereof, be terminated as of a date specified in such notice (which shall not be more than ninety [90] days thereafter), and the rent (taking into account any abatement as aforesaid) shall be adjusted to the termination date and Tenant shall thereupon promptly vacate the Demised Premises. Furthermore, in the case of any such casualty, Landlord shall promptly furnish to Tenant an estimate of the time necessary to repair and restore the Research Building so as to permit the use of the Demised Premises for the use permitted hereunder. If such estimated period for completion of the repair and restoration of the Research Building exceeds three hundred (300) days from the date of casualty, Tenant may, but only within twenty (20) days after Tenant's receipt of the estimate, terminate this Lease by written notice to Landlord. If Tenant does not so terminate, this Lease (subject to the provisions set forth herein), shall remain in effect regardless of whether the actual restoration time differs from the estimate; provided, however, in the event the actual restoration time exceeds three hundred thirty
(330) days from the date of the casualty, Tenant shall have the further right to terminate this Lease by written notice to Landlord, but only within twenty (20) days after the expiration of such three hundred thirty (330) day period.

      9. REGARDING INSURANCE AND LIABILITY.

            9.1. DAMAGE IN GENERAL. Tenant agrees that Landlord (and its successors and/or assigns) and its Research Building manager and their respective partners, officers, employees

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and agents and any mortgagees shall not be liable to Tenant, and Tenant hereby releases such parties, for any personal injury or damage to or loss of personal property in the Demised Premises from any cause whatsoever unless such damage, loss or injury is the result of the negligence or willful misconduct of Landlord (or its successors and/or assigns), its Research Building manager, or their partners, officers, employees or agents or any mortgagees, and Landlord (and its successors and/or assigns) and its Research Building manager and their partners, officers, employees or agents or any mortgagees shall not be liable to Tenant for any such damage or loss whether or not the result of their negligence or willful misconduct to the extent Tenant is compensated therefor by Tenant's insurance or would have been compensated therefor under commonly available commercial policies, and Landlord shall in no event be liable to Tenant for any consequential damages.

            9.2. INDEMNITY.

                  (A) Tenant shall defend, indemnify and save harmless Landlord (and its successors and/or assigns) and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents or employees by reason of any of the following which shall occur during the term of this Lease, or during any period of time prior to the Commencement Date hereof or after the expiration date hereof when Tenant may have been given access to or possession of all or any part of the Demised Premises:

                        (1) any work or act done in, on or about the Demised Premises or any part thereof at the direction of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees, except if such work or act is done or performed by Landlord or its agents or employees;

                        (2) any negligence or other wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

                        (3) any accident, injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof, unless caused by the negligence or willful misconduct of Landlord, its employees or agents; and

                        (4) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

                  (B) Landlord shall defend, indemnify and save harmless Tenant and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Tenant and/or its agents or employees by reason of any of the following which shall occur during the term of this Lease:

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                        (1) any negligence or other intentional wrongful act on
the part of Landlord or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees; and

                        (2) any accident, injury or damage to any person or property occurring in an area in the Research Building under the exclusive custody and control of Landlord, unless caused by the negligence or willful misconduct of Tenant, its employees or agents;

provided, however, that Landlord shall not be liable for and shall not indemnify and protect Tenant with respect to any losses associated with Tenant's lost business opportunities, lost profits, business losses or any consequential damages. The foregoing indemnity by Landlord shall only apply to liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, to the extent the same are not covered by the insurance Tenant is required to carry hereunder (and, if Tenant fails in any respect to secure and maintain the insurance required hereunder, only to the extent the same would not have been covered if Tenant had secured and maintained the insurance required hereunder).

            9.3. TENANT'S INSURANCE. At all times during the term hereof, Tenant shall maintain in full force and effect with respect to the Demised Premises and Tenant's use thereof, commercial general liability insurance, naming Landlord, Landlord's agent and any mortgagees (and such other parties as Landlord may request) as additional insureds, covering injury to persons in amounts at least equal to $10,000,000.00 per occurrence and $10,000,000.00 general aggregate. Each such policy shall provide that it shall not be cancelable without at least thirty (30) days prior written notice to Landlord and to any mortgagee named in an endorsement thereto and shall be issued by an insurer and in a form Accord 27 (or equivalent) to Landlord. Tenant shall lodge with Landlord duplicate originals or certificates of such insurance, in a form acceptable to Landlord, at or prior to the Commencement Date of the term hereof, together with evidence of paid-up premiums, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration. In addition to the foregoing, Tenant shall also be responsible, at Tenant's own cost, to keep and maintain (i) insurance in respect of and covering Tenant's own furniture, furnishings, equipment and other personal property, and all improvements made by or on behalf of Tenant, all insured for the replacement cost thereof, against all risks and hazards, including but not limited to sprinkler and leakage damage, and theft, and (ii) workers' compensation insurance with respect to and covering all employees of Tenant. Tenant shall also carry, at Tenant's own cost and expense, such other insurance, in amounts and for coverages and on such other terms as Landlord may from time to time deem commercially reasonable and appropriate. Tenant assumes all risk of loss of any or all of its personal property.

            9.4. LANDLORD'S INSURANCE. Throughout the term of this Lease, Landlord will insure the Research Building (excluding any property with respect to which Tenant is obligated to insure pursuant to Paragraph 9.3 above) with, what is referred to as, "All Risk" Insurance covering the Research Building against damage by fire and standard extended coverage perils and public liability insurance, and shall carry rent insurance, and boiler and machinery insurance coverage; provided, however, that the foregoing insurances shall only be required hereunder to the extent such insurance is available at reasonable rates. All insurance coverage required by

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Landlord shall be in such reasonable amounts and with such reasonable deductibles as are required by any mortgagee or ground lessor (if any), or if none, as are determined by Landlord in its good-faith discretion, taking into consideration the insurance and deductibles as would be carried by a prudent owner of a similar buildings in the general area of the Research Building. Landlord may, but shall not be obligated or required to, carry any excess or other forms of insurance relating to the Research Building as it or the mortgagee or ground lessor (if any) of Landlord may require or reasonably determine are available. All insurance carried by Landlord relating to the Research Building or common areas (including, without limitation, insurance in excess of that required hereunder) shall be included as an Operating Expense pursuant to Paragraph 4.1 of this Lease. Notwithstanding its inclusion as an Operating Expense or any contribution by Tenant to the cost of insurance premiums by Tenant as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Tenant further acknowledges that the exculpatory provisions of this Lease as set forth in Paragraph 9 and the provision regarding Tenant's insurance are designed to insure adequate coverage as to Tenant's property and business without regard to fault and to avoid Landlord's obtaining similar coverage for said loss for its negligence or that of its agents, servants or employees which could result in additional costs includable as part of Operating Expenses which are payable by Tenant. Landlord will not be required to carry insurance of any kind on Tenant's personal property, equipment furniture or improvements of Tenant under this Lease and it shall be Tenant's responsibility (at Tenant's sole cost and expense) to repair any damage thereto. Landlord's insurance may be maintained through blanket policies of insurance with Landlord and Landlord's affiliates and through self-insurance programs of Landlord.

            9.5. WAIVER OF SUBROGATION. Each party hereto hereby waives any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease or any extension or renewal thereof for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Research Building, to the extent that such loss or damage is covered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waiver of claims. Each party shall cause its insurers to issue policies containing such provisions.

            9.6. LIMITATION ON PERSONAL LIABILITY. Anything in this Lease, either expressed or implied, to the contrary notwithstanding, Tenant acknowledges and agrees that each of the covenants, undertakings and agreements herein made on the part of Landlord, while in form purporting to be covenants, undertakings and agreements of Landlord, are, nevertheless, made and intended not as personal covenants, undertakings and agreements of Landlord, or for the purpose of binding Landlord personally or the assets of Landlord, except Landlord's interest in the Research Building and the Center and if applicable, any insurance proceeds; and that no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord, any partner of Landlord, any parent or subsidiary of Landlord or any parent, subsidiary or partner of any partner of Landlord, or any of their respective heirs, personal representatives, successors and assigns, or officers or employees on account of this Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained, all such personal liability and personal responsibility, if any, being expressly waived and released by Tenant.

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            9.7. SUCCESSORS IN INTEREST TO LANDLORD, MORTGAGEES. The term
"Landlord" as used in this Lease means the fee owner of the Research Building, or, if different, the party holding and exercising the right, as against all others (except space tenants of the Research Building) to possession of the entire Research Building. Landlord as above-named represents that it is the holder of such rights as of the date hereof. In the event of the voluntary or involuntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue and Tenant shall look solely to such successor-in-interest for the performance of the covenants and obligations of the Landlord hereunder which shall thereafter accrue. The liability of any such successor in interest to Landlord under or with respect to this Lease shall be strictly limited to and enforceable only out of its or their interest in the Research Building and Center, and shall not be enforceable out of any other assets. No mortgagee or ground lessor which shall succeed to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall:
(i) be liable for any previous act or omission of a prior Landlord, (ii) be subject to any rental offsets or defenses against a prior Landlord, (iii) be bound by any amendment of this Lease made without its written consent, (iv) be bound by payment by Tenant of rent in advance in excess of one (1) month's rent,
(v) be liable for any construction of the improvements to be made to the Demised Premises, or for any allowance or credit to Tenant for rent, construction costs or other expenses, or (vi) be liable for any security deposit not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

            9.8. SURVIVAL. The provisions of this Paragraph 9 shall survive termination of this Lease.

      10. EMINENT DOMAIN. If the whole or a substantial part of the Research Building shall be taken or condemned for public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all right of the Tenant to damages therefor are hereby assigned by Tenant to Landlord. Landlord shall, upon receiving written notification from the condemning authority relating to a taking or condemnation of the Research Building, notify Tenant of the same within ten (10) business days of Landlord's receipt of such notice. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall, at the option of Landlord or (only in the case of condemnation or taking of the entire Research Building or such partial taking as results in the untenantability of the Demised Premises) at the option of Tenant, cease and terminate with rent adjusted to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

      11. INSOLVENCY. Each of the following shall constitute an event of default by Tenant under this Lease, upon the occurrence of any such event of default Landlord shall have, without need of any notice, the rights and remedies enunciated in Paragraph 12 of this Lease for events of default hereunder: (i) the commencement of levy, execution or attachment proceedings against

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Tenant, any principal (which shall be defined as any individual or entity having a direct or indirect ownership interest in Tenant of more than 25%) thereof or any partner therein or any surety or guarantor thereof (hereinafter a "Surety") or any of the assets of Tenant, or the application for or appointment of a liquidator, receiver, custodian, sequester, conservator, trustee, or other similar judicial officer; or (ii) the insolvency, under either the bankruptcy or equity definition, of Tenant or any principal thereof or partner therein or any Surety; or (iii) the assignment for the benefit of creditors, or the admission in writing of an inability to pay debts generally as they become due, or the ordering of the winding-up or liquidation of the affairs of Tenant or any principal thereof or partner therein or any Surety; or (iv) the commencement of a case by or against Tenant or any principal thereof or partner therein or any Surety under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar laws, state or federal, or the determination by any of them to request relief under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar proceeding, state or federal, including, without limitation, the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequester or similar official for it or for any of its respective property or assets (unless, in the case of involuntary proceedings, the same shall be dismissed within thirty [30] days after institution).

      12. DEFAULT.

            12.1. EVENTS OF DEFAULT. If Tenant fails to pay rent or any other sums payable to Landlord hereunder when due and such default shall continue for five (5) days after it is due, or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within twenty (20) days (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure [but in any event within thirty (30) days]) after written notice thereof by Landlord; provided, however, that Landlord shall not be required to give any such notice more than once within any twelve (12) month period, and provided that the events hereinafter enumerated shall be deemed events of default under this Lease without any notice, grace or cure period: (a) if any of the events specified in Paragraph 11 occur, or (b) if Tenant fails to take actual bona-fide occupancy of the Demised Premises within two hundred seventy (270) days after the Commencement Date, or Tenant vacates or abandons the Demised Premises during the term hereof without (with respect to either events) properly maintaining the Demised Premises in accordance with the Lease and properly operating the building and laboratory systems and equipment within the Demised Premises on a regular basis, or (c) if any corporate surety or guarantor of this Lease merges with another entity, or liquidates or dissolves or changes control or if any surety or guarantor of this Lease fails to comply with all of the provisions of its surety ship or guaranty agreement, then, and in any of such cases (notwithstanding any former breach of covenant or waiver thereof in a former instance) (each of the foregoing an "Event of Default"), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

                  (A) upon three (3) days' notice to Tenant, declare to be immediately due and payable, on account of the rent and other charges herein reserved for the balance of the term of this Lease (taken without regard to any early termination of such term on account of an Event

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

of Default), a sum equal to the Accelerated Rent Component (as hereinafter defined), in which event Tenant shall remain liable to Landlord as hereinafter provided; and/or

                  (B) whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least five (5) days' notice to Tenant and, on the date specified in such notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required in which event Tenant shall remain liable to Landlord as herein provided.

            12.2. ACCELERATED RENT COMPONENT. For purposes hereof, the "Accelerated Rent Component" shall mean the aggregate of:

                  (A) all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

                  (B) the minimum rent reserved for the then entire unexpired balance of the term of this Lease (taken without regard to any early termination of the term by virtue of an Event of Default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of such term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component; and

                  (C) Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of such term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of additional rent to accrue pursuant to the provisions of Paragraph 4 hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve [12] months immediately preceding the Event of Default).

            12.3. RE-ENTRY. In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may, without further notice, enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits there from. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such terms, conditions and provisions (which may include concessions or free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. At Landlord's option, such reletting shall or shall not be deemed a surrender and acceptance of the Demised Premises.

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

            12.4. CONTINUING LIABILITY. Tenant shall, with respect to all periods of time up to and including the expiration of the term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

                  (A) In the event of termination of this Lease on account of an Event of Default, Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commission, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting, and interest relating thereto) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable to Landlord monthly upon presentation to Tenant of a bill for the amount due.

                  (B) In the event and so long as this Lease shall not have been terminated after an Event of Default, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord, and any amount due to Landlord shall be payable monthly upon presentation to Tenant of a bill for the amount due.

            12.5. CREDIT. In the event: Landlord, after an Event of Default, shall recover the Accelerated Rent Component from Tenant and it shall be determined at the expiration of the term of this Lease (taken without regard to early termination for an Event of Default) that a credit is due Tenant because the net proceeds of reletting, as aforesaid, plus the amounts paid to Landlord by Tenant exceed the aggregate of rent and other charges accrued in favor of Landlord to the end of such term, Landlord shall retain such excess.

            12.6. NO DUTY TO RELET. Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon a reletting, except to the extent of Landlord's obligations under law. Without limiting the foregoing general statement of Landlord's rights in such regard, Landlord shall have no obligation to relet all or any portion of the Demised Premises in preference or priority to any other space Landlord may have available for rent or lease elsewhere in the Center or otherwise.

            12.7. CONFESSION OF JUDGMENT. UPON FIVE (5) BUSINESS DAYS NOTICE, LANDLORD SHALL HAVE THE FOLLOWING RIGHTS TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH TENANT, FOR POSSESSION OF THE DEMISED PREMISES:

                  (A) WHEN THIS LEASE SHALL BE TERMINATED BY REASON OF AN EVENT OF DEFAULT BY TENANT AFTER ANY APPLICABLE NOTICE AND CURE PERIOD AND ANY AGREED UPON EXTENSIONS, EITHER DURING THE ORIGINAL TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY TO APPEAR FOR TENANT IN

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

ANY AND ALL SUITS OR ACTIONS WHICH MAY BE BROUGHT FOR POSSESSION AND/OR EJECTMENT; AND AS ATTORNEY FOR TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE DEMISED PREMISES, FOR WHICH THIS LEASE SHALL BE LANDLORD'S SUFFICIENT WARRANT. UPON SUCH CONFESSION OF JUDGMENT FOR POSSESSION, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE DEMISED PREMISES SHALL REMAIN IN OR BE RESTORED TO TENANT, THEN LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT OR CONTINUING EVENT OF DEFAULT, OR AFTER EXPIRATION OF THE LEASE, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE DEMISED PREMISES.

                  (B) In any action of ejectment, Landlord shall cause to be filed in such action an affidavit made by Landlord or someone acting for Landlord setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence. If a true copy of this Lease shall be filed in such action (and the truth of the copy as asserted in the affidavit of Landlord shall be sufficient evidence of same), it shall not be necessary to file the original Lease as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

                  (C) Intentionally Omitted.

                  (D) The right to enter judgment against Tenant and to enforce all of the other provisions of this Lease herein provided for, at the option of any assignee of this Lease, may be exercised by any assignee of Landlord's right, title and interest in this Lease in Tenant's own name, notwithstanding the fact that any or all assignments of such right, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 28, 1715, 1 Sm. L. 94, and all supplements and amendments thereto that have been or may hereafter be passed. Tenant hereby expressly waives the requirements of such Act of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

                  (E) Tenant acknowledges that it has been represented by counsel in connection with the negotiation of this Lease, that it has read and discussed with such counsel the provisions herein relating to confession of judgment, and that it understands the nature and consequences of such provisions.

            12.8. BANKRUPTCY. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain as damages incident to a termination of this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved.

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

            12.9. WAIVER OF DEFECTS. Tenant waives the right to trial by jury and any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951 (68 P.S.C.A. Section 250.101 et seq.), as the same may have been or may hereafter be amended, and agrees that the notices provided in this Lease shall be sufficient in any case where a longer period may be starutorily specified. The acceptance by Landlord of any partial payment(s) by or for Tenant hereunder shall not constitute Landlord's acceptance of such payment(s) as a satisfaction of Tenant's payment obligation (notwithstanding any statement to the contrary on any correspondence accompanying such payment(s) and/or note(s) written on any check).

            12.10. NON-WAIVER BY LANDLORD. The failure of Landlord to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment in the future of such performance or exercise, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

            12.11. PARTIAL PAYMENT. No payment by Tenant or receipt by Landlord of a lesser amount than the correct minimum rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

            12.12. OVERDUE PAYMENTS. If any payment required to be made by Tenant to Landlord under this Lease shall not have been received by Landlord by 5:00 pm local time on the fifth (5th) day after the date such payment is due, then (i) in addition to such payment, and in order to partially compensate Landlord for the extra expense incurred in the handling of overdue payments, Tenant shall pay Landlord a late fee equal to the greater of (a) five percent (5%) of such overdue payment, or (b) two hundred fifty dollars ($250); and (ii) such overdue payment shall bear interest, from the date such overdue payment was due until it is paid, at the higher of (a) five percent (5%) above the highest prime rate published in the Wall Street Journal, if available (and, if not available, then such comparable substitute rate as may be selected by Landlord), from time to time, and (b) the rate of eighteen percent (18%) per annum (or, if lower, the highest legal rate); provided, however, that if on two (2) occasions in any calendar year a payment required to be made by Tenant to Landlord shall not have been received by Landlord by 5:00 pm local time on the date such payment is due, then, and for the remainder of the Lease term, Tenant shall not be entitled to the five (5) day grace period set forth above in this Section, and the late fee shall be charged, and interest shall commence to accrue, if a payment is not received by Landlord by 5:00 pm local time on the date such payment is due. The late fee and interest set forth in this Section shall not affect any other right or remedy available to Landlord as a result of a failure by Tenant to make any payment as required under this Lease.

            12.13. CUMULATIVE REMEDIES. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

      13. SUBORDINATION.

            13.1. GENERAL. This Lease is and shall be subject and subordinate to all ground or underlying leases of the entire Research Building (or of the entire Center) and to all mortgages, deeds of trust and similar security documents which may now or hereafter be secured upon the Research Building (or upon the Center), and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any lessor or mortgagee, but in confirmation of such subordination, Tenant shall execute, within ten (10) days after request, any certificate that Landlord may reasonably require acknowledging such subordination. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case, this Lease shall continue in full force and effect at the option of the party holding the superior lien and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment. Tenant shall send to any mortgagee or ground lessor of the Research Building designated by Landlord a copy of any notice given by Tenant to Landlord alleging a material breach by Landlord in its obligations under this Lease.

            13.2. RIGHTS OF MORTGAGEE. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each such mortgage and ground lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) until a reasonable period for remedying such act or omission by the holder of each such mortgage and ground lease shall have elapsed following the giving of such notice (which reasonable period shall in no event be less than the period to which Landlord would be entitled, under this Lease or otherwise, after similar notice, to effect such remedy plus an additional period of time of thirty (30) days for a monetary default, or the number of days reasonably required for the holder of each such mortgage and ground lease to obtain possession of the Research Building and to cure such default (but in no event less than an additional 45 days period) for any other default). Nothing herein shall obligate any such mortgagee to remedy any alleged default of Landlord.

            13.3. MODIFICATIONS. If, in connection with obtaining, continuing or renewing financing for which the Research Building, Center or the Demised Premises or any interest therein represents collateral in whole or in part, a banking, insurance or other lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold, delay, condition or defer its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder, change the business terms of this Lease or adversely affect to a material degree Tenant's leasehold interest hereby created.

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

            13.4. SNDA. For the benefit of Tenant (and upon Tenant's request therefor), Landlord shall use commercially reasonable efforts to obtain from its future mortgagee, if any, a Subordination, Non-Disturbance and Attornment Agreement (a "SNDA"), to be entered into between Landlord, Tenant and Landlord's future mortgagee, under which, among other things, this Lease and the rights of Tenant hereunder shall not be adversely affected or modified by foreclosure or the exercise of any other right or remedy by the mortgagee so long as Tenant shall not be in default under any of the provisions of this Lease beyond any applicable period of grace, and under which Tenant shall attorn to and recognize the mortgagee or any purchaser at foreclosure sale or other successor-in-interest to Landlord as Tenant's landlord hereunder. Landlord also agrees to use commercially reasonable efforts to obtain a SNDA from each additional mortgagee. Each SNDA shall be in the form required by the lender. Tenant's obligations under this Lease shall not be affected by Landlord's failure to obtain a SNDA from its current or any future mortgagee. Tenant covenants and agrees to execute and deliver to Landlord or to the lender a SNDA within ten (10) days after a written request therefor.

      14. NOTICES. All notices and other communications hereunder, to be effective, must be in writing (whether or not a writing is expressly required hereby), and must be either (i) hand delivered, or (ii) sent by a recognized national overnight courier service, fees prepaid, or (iii) sent by United States registered or certified mail, return receipt requested, postage prepaid, or (iv) sent by facsimile transmission (with a confirmation copy immediately to follow by any of the methods of delivery set forth above); in all of the foregoing cases to the following respective addresses:

            14.1. IF TO LANDLORD:

                  Radnor Properties-145 KOP, L.P.
                  c/o The Rubenstein Company, L.P.
                  4100 One Commerce Square
                  2005 Market Street
                  Philadelphia, Pennsylvania 19103
                  Attention: David B. Rubenstein
                             R. Bruce Balderson, Jr., Esq.
                  FAX: (215)563-4110

                  With a copy to:

                  MMBC Equity Holdings II, LP
                  c/o David L. Babson and Company Incorporated
                  1295 State Street
                  Springfield, MA 01111
                  Attention: Robert F. Little
                  FAX: (413)846-5065

                  Boston Capital Institutional Advisors, LLC
                  One Boston Place, Suite 2100
                  Boston, MA 02108

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

                  Attention: William H. Kremer, Managing Director
                  FAX: (617) 624-8399

                  Goodwin Procter LLP
                  Exchange Place
                  Boston, MA 02109
                  Attention: Lawrence R. Cahill, P.C.
                  FAX: (617)227-8591

            14.2. IF TO TENANT:

                  Centocor, Inc.
                  200 Great Valley Parkway
                  Malvern, PA 19355
                  Attention: Jill Tiracorda, P.E.
                  FAX: (610)240-8080

                  With a copy to:

                  Johnson & Johnson
                  One Johnson & Johnson Plaza
                  New Brunswick, New Jersey 08933
                  Attention: Office of General Counsel
                  FAX: (732)524-2788

or at such other address or to the attention of such other person as either party may hereafter give the other for such purpose. Notices will be deemed to have been given (a) when so delivered (by hand delivery or courier service), or
(b) three days after being so mailed (by registered or certified mail as aforesaid).

      15. HOLDING OVER. Should Tenant continue to occupy the Demised Premises after expiration of the Term of this Lease or any renewal or renewals thereof, or after a forfeiture or other termination thereof, such tenancy shall (without limitation on any of Landlord's rights or remedies therefor) be one at sufferance from month to month at a minimum monthly rent equal to one hundred twenty five percent (125%) for the first ninety days and one hundred fifty percent (150%) thereafter of the greater of (i) the sum of minimum rent and additional rent payable for the last month of the term of this Lease or, (ii) the fair market rental value at the time of such holdover, and, in addition to either of the foregoing, all other charges payable with respect to such last month of this Lease and all damages suffered or incurred by Landlord as a result of or arising from such holdover tenancy. Nothing contained herein shall grant Tenant the right to holdover after the term of this Lease has expired.

      16. RESERVATIONS IN FAVOR OF LANDLORD. (i) All walls, windows and doors bounding the Demised Premises (including exterior Research Building walls, core corridor walls and doors and any core corridor entrance), except the inside surfaces thereof, (ii) any terraces or roofs adjacent to the Demised Premises, and (iii) any space in or adjacent to the Demised Premises

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

used for shafts, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Research Building facilities, and the use thereof, as well as reasonable access thereto through the Demised Premises for the purposes of construction, operation, maintenance, decoration and repair, are reserved to Landlord.

      17. COMPLETION OF IMPROVEMENTS; DELAY IN POSSESSION.

            17.1. INTENTIONALLY OMITTED.

            17.2. TENANT IMPROVEMENTS. Tenant, at Tenant's own cost, shall furnish, install and otherwise provide and be responsible for all "Tenant Improvements" identified on Exhibit "F", and Tenant shall perform, observe and complete its obligations with respect to Tenant Improvements, all within the time periods therefor and all as more completely set forth herein and in Exhibit "F".

            17.3. ACCEPTANCE. Tenant represents that the Research Building, Land, and the Demised Premises, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, and the present uses and non-uses thereof, have been examined by Tenant, and Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, by Landlord. Tenant specifically agrees to accept the Demised Premises in "AS-IS", "WHERE-IS" condition, without any obligation on the part of Landlord to perform any alterations, improvements, redecorating or other work therein except as specifically provided in this Lease. The provisions of this Paragraph shall survive the termination of this Lease.

            17.4. Intentionally Omitted.

      18. COMMUNICATION AND COMPUTER LINES. Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Research Building in or serving the Demised Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Paragraph 6.7, (b)any such installation, maintenance, replacement, removal or use shall comply with all Governmental Requirements applicable thereto and good work practices including, but not limited to, the national electrical codes and all requirements of the National Fire Protection Agency and shall not interfere with the use of any then existing Lines at the Research Building, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Research Building, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Demised Premises, (f) Tenant's rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith, and Landlord reserves the right to require that Tenant remove any Lines located in or serving the Demised Premises which are installed in violation of these provisions, or which are at

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

any time in violation of any Governmental Requirements or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.

            18.1. LANDLORD RESERVATION. Landlord may (but shall not have the obligation to): (i) install new Lines at the Research Building (ii) create additional space for Lines at the Research Building, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Research Building by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Governmental Requirements or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the useful life of such item (but in no event longer than five years).

            18.2. REMOVAL OF LINES. Notwithstanding anything to the contrary contained in Paragraph 6.4, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant, except if Tenant removes substantially all of the existing (as of the date of this Lease) Lines installed within or serving the Demised Premises, then Tenant shall not be required to remove Tenant installed Lines upon termination of this Lease. Any Lines not required to be removed pursuant to this Paragraph shall, at Landlord's option, become the Property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Paragraph, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Governmental Requirements). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Research Building, by any failure of the environmental conditions or the power supply for the Research Building to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

            18.3. COMMUNICATION CONTRACTORS. Landlord has informed Tenant that certain communication services may be offered to tenants of the Research Building by an entity which may or may not be related to or under contract with Landlord ("Supplier"). Tenant shall be permitted to contract with Supplier for the provision of any or all of such services on such terms and conditions as Tenant and Supplier may agree. Tenant shall also be permitted to obtain communication services from any other reputable person or entity in the business of providing the same (hereinafter referred to as "Separate Supplier"), provided that Landlord shall not be required thereby to make any alterations in or to any part of the Research Building or the use of any facilities or equipment of the Research Building, and provided further that no such services provided by a Separate Supplier, or any equipment or facilities used or to be used in connection therewith, shall be incompatible in any respect with, or shall interfere with or otherwise impair or adversely affect the operation, reliability or quality of any Research Building Systems or any services, equipment or facilities used or operated by Supplier or any tenant in the Research Building. Tenant acknowledges and agrees that: (a) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, whether provided by Supplier or any Separate Supplier, or the quality, reliability or suitability thereof; (b) neither Supplier nor any Separate Supplier is acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Supplier or any Separate Supplier or their agents, employees, representatives, officers or contractors; (c) if Tenant so contracts for such services with Supplier or Separate Supplier, Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment, or facilities; and (d) any contract or other agreement between Tenant and Supplier or any Separate Supplier shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Supplier or any Separate Supplier with respect to any such contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, entitle Tenant to any abatement of rent or any other payment required to be made by Tenant hereunder or constitute any actual or constructive eviction of Tenant or otherwise give rise to any other claim of any nature against Landlord. If Tenant does not contract for such communication services with a Supplier or Separate Supplier, this subparagraph shall be deemed of no force or effect under this Lease.

      19. LANDLORD'S RELIANCE. Within five (5) business days of a monetary Event of Default, Tenant will submit to Landlord current non-confidential financial information, in detail reasonably satisfactory to Landlord, in order for Landlord to determine properly Tenant's then financial condition. In the event of a sale or refinancing of the Research Building, Tenant shall cooperate with Landlord in providing a potential lender or buyer with non-confidential information as to the financial condition of Tenant. As a material inducement to Landlord to enter into this Lease, Tenant (and each party executing this Lease on behalf of Tenant individually) represents and warrants to Landlord that: (i) Tenant and the party executing on behalf of Tenant are fully and properly authorized to execute and enter into this Lease on behalf

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of Tenant and to deliver the same to Landlord; (ii) the execution, delivery and full performance of this Lease by Tenant do not and shall not constitute a violation of any contract, agreement, undertaking, judgment, law, decree, governmental or court order or other restriction of any kind to which Tenant is a party or by which Tenant may be bound; (iii) Tenant has executed this Lease free from fraud, undue influence, duress, coercion or other defenses to the execution of this Lease; (iv) this Lease constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms;
(v) each individual executing this Lease on behalf of Tenant is legally competent, has attained the age of majority and has full capacity to enter into this Lease; and (vi) if Tenant is a corporation, a partnership or a limited liability company: (a) Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and has full power and authority to enter into this Lease, to perform its obligations under this Lease in accordance with its terms, and to transact business in Pennsylvania; (b) the execution of this Lease by the individual or individuals executing it on behalf of Tenant, and the performance by Tenant of its obligations under this Lease, have been duly authorized and approved by all necessary corporate, partnership or limited liability company action, as the case may be; and (c) the execution, delivery and performance of this Lease by Tenant is not in conflict with Tenant's bylaws or articles of incorporation, agreement of partnership, limited liability company operating agreement or certificate of formation or other organization documents or charters, agreements, rules or regulations governing Tenant's business as any of the foregoing may have been supplemented, modified, amended, or altered in any manner.

      20. PRIOR AGREEMENTS; AMENDMENTS. This Lease constitutes the entire agreement between the parties relating to the subject matter contained herein. Neither party hereto has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promise, which, by its express terms, is intended to supplement the terms hereof. Without limiting the foregoing, this Lease supersedes all prior negotiations, agreements, informational brochures, letters, promotional information, proposals, and other statements and materials made or furnished by Landlord or its agents. No agreement hereinafter made shall be effective to change, modify, discharge, waive obligations under, or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge, waiver or abandonment is sought. Notwithstanding the foregoing, no warranty, representation, covenant, writing, document, instrument, amendment, modification, agreement or like instrument shall be binding upon or enforceable against Landlord unless executed by Landlord.

      21. CAPTIONS. The captions of the paragraphs and subparagraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

      22. LANDLORD'S RIGHT TO CURE. Landlord may (but shall not be obligated to), on five (5) business days' notice to Tenant (except that no notice or opportunity to cure need be given in case of emergency or on account of a default by Tenant which adversely affects the operation of the Research Building or the use and enjoyment thereof by any other tenant(s) of the Research Building), cure on behalf of Tenant any Event of Default hereunder by Tenant, which has not been cured within any applicable cure period provided under Paragraph 12.1 hereof, and the cost

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of such cure (including any attorney's fees incurred) shall be deemed additional rent payable upon demand.

      23. ESTOPPEL STATEMENT. Tenant shall from time to time, within fifteen
(15) days after request by Landlord or any mortgagee, execute, acknowledge and deliver to Landlord, or to any third party designated by Landlord, a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments of modification), confirming the rents and other charges under this Lease and the dates to which rent and other charges have been paid, and certifying whether or not, to the best of Tenant's knowledge, Landlord is in default hereunder or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified) and such other reasonable information as Landlord shall require, in the form set forth in Exhibit "G" hereto or such similar form as may be required by any subsequent mortgagee or third party. To the extent such estoppel statement is not received from Tenant in a timely manner in accordance with this Paragraph, Landlord shall be entitled to furnish to any third party to whom such estoppel statement would have been delivered Landlord's good faith statement to the effect requested from Tenant, and Tenant shall be bound by, and deemed to have delivered, such Landlord's estoppel statement with respect to this Lease. Any such estoppel statement may be relied upon by Landlord, any mortgagees, auditors, insurance carriers and prospective purchasers.

      24. BROKER. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Lease, other than The Rubenstein Brokerage Group, Inc. and Brite Realty Services, Inc. ("Brokers"), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Brokers, employed or engaged by it or claiming to have been employed or engaged by it. Each of the Brokers is entitled to a leasing commission in connection with the making of this Lease, and Landlord shall pay such commission to each of the Brokers pursuant to a separate agreement between Landlord and each of the respective Brokers.

      25. MISCELLANEOUS.

            25.1. CERTAIN INTERPRETATIONS. The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases whether there is more than one tenant (and in such case the liability of such tenants shall be joint and several), and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its successors and assigns, provided that this Lease shall not inure to the benefit of any assignee or successor of Tenant except upon the express written consent of Landlord as herein provided.

            25.2. PARTIAL INVALIDITY. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or to which it is held invalid or

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unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

            25.3. GOVERNING LAW. This Lease shall be governed in all respects by the laws of the Commonwealth of Pennsylvania.

            25.4. FORCE MAJEURE. If Landlord shall be delayed in the performance or unable to perform any of Landlord's obligations under this Lease because of a "force majeure" event (which shall mean any event beyond the reasonable control of Landlord including, without limitation, labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain material or services, inclement weather or other act of God), then, in any such case, Landlord shall not be subject to any liability to Tenant. Landlord's delay in performance or failure to perform under this Lease as a result of any force majeure event shall not affect the validity of this Lease or any obligation of Tenant hereunder.

            25.5. LIGHT AND AIR. This Lease does not grant any legal rights to "light and/or air" outside the Demised Premises nor any particular view or cityscape visible from the Demised Premises.

            25.6. RECORDING. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant and Tenant shall remove immediately upon request by Landlord any improperly recorded copy of this Lease or memorandum of Lease.

      26. QUIET ENJOYMENT. Upon payment by Tenant of the rent and other sums provided herein and Tenant's observance and performance of the covenants, terms and conditions of this Lease to be observed and performed by Tenant, Tenant shall peaceably hold and quietly enjoy the Demised Premises for the term of this Lease without hindrance or obstruction by Landlord or any other person claiming by, through or under Landlord, subject to the terms and conditions of this Lease, and to any mortgage or ground lease which is superior to this Lease.

      27. CONFIDENTIALITY. TENANT AND LANDLORD ACKNOWLEDGE AND AGREE THAT THE TERMS OF THIS LEASE AND THE NEGOTIATIONS WHICH LED TO THE EXECUTION OF THIS LEASE ARE CONFIDENTIAL IN NATURE. TENANT AND LANDLORD COVENANT THAT, EXCEPT AS MAY BE REQUIRED BY LAW OR AS REQUIRED TO CONDUCT THEIR BUSINESS OR AS REQUIRED BY ANY LENDER IN CONNECTION WITH ANY CURRENT OR PROPOSED FINANCING FOR TENANT OR LANDLORD, NEITHER TENANT NOR LANDLORD SHALL COMMUNICATE THE TERMS OR ANY OTHER ASPECT OF THIS TRANSACTION WITH, AND WILL NOT DELIVER ALL OR ANY PORTION OF THIS LEASE TO, ANY PERSON OR ENTITY OTHER THAN TO THE OTHER PARTY.

      28. MONUMENT SIGN. Provided Landlord obtains, all necessary governmental approval(s), Landlord shall install one (1) multi-tenant monument sign (the "Monument Sign"). Landlord shall be solely responsible and shall pay for all costs and expenses of the initial design, construction and installation of the Monument Sign. Tenant shall pay Tenant's pro-rata share of the initial design, construction and installation and ongoing maintenance charges of the

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Monument Sign. At the request of Tenant, Landlord shall install, at Landlord's sole cost and expense, one (1) Building Standard sign on the Monument Sign (the "Sign") provided: Landlord approves the design, location and size of the Sign. At the option of Landlord and upon the earlier to occur of either (i) the expiration or sooner termination of the Lease, or (ii) the date that the Demised Premises should consist of less than 80,000 RSF (whether due to a Transfer, recapture or otherwise), Tenant shall, at Tenant's sole cost and expense, remove the Sign and shall repair all damage caused by such removal.

      29. RIGHT OF FIRST REFUSAL TO PURCHASE.

            29.1. GRANT. Landlord hereby grants to Tenant a right of first refusal (the "Right of First Refusal") to purchase all (but not less than all) of the Center, all fixtures, equipment and other structures and improvements owned by Landlord and then existing on or within the Land or the Center and used by the Landlord in connection with the operation thereof, (collectively, the "Property"), all on and subject to the terms and conditions hereinafter set forth.

            29.2. OFFER TO PURCHASE.

                  (A) In the event Landlord shall receive a bona-fide written offer (an "Offer") to purchase the Property (including, without limitation an offer to purchase the Property only as well as an offer to purchase the Property as part of a larger assembly of real estate)[the property identified in any such offer is referred to as the "Subject Property"], from a third-party that does not intend to use and occupy the Subject Property for its own business purposes (any such offerer is referred to as an "Investor"), which Offer Landlord wishes to accept, then Landlord shall submit written notice of such Offer (together with a copy thereof) to Tenant ("Landlord's Offer Notice").

                  (B) In the event Landlord shall receive an Offer from a third-party that intends to use and occupy all or part of the Subject Property (or that desires to accommodate, through a purchase, an entity that specifically desires to use and occupy all or part of the Subject Property [any such offerer is referred to as a "User"]), which Offer Landlord wishes to accept, then Landlord shall submit a written Landlord's Offer Notice with respect to such Offer (together with a copy thereof) to Tenant.

            29.3. EXERCISE. Pursuant to the Right of First Refusal, Tenant shall have the option to purchase the Subject Property on the terms (including, without limitation, purchase price set forth in the Offer) set forth in the Landlord's Offer Notice by written notice to Landlord (the "Tenant's Acceptance Notice"), which Tenant's Acceptance Notice must be received by Landlord within fifteen (15) days after Tenant's receipt of the Landlord's Offer Notice, on and subject to the following terms and conditions: (i) at the time of exercising the Right of First Refusal, Tenant's financial condition, in Landlord's reasonable discretion, shall be sufficient to enable Tenant to fulfill all of the financial obligations contained in Landlord's Offer Notice (evidence of which Tenant shall submit to Landlord together with or prior to Tenant's Acceptance Notice); and
(ii) at the time of any Landlord's Offer Notice and Landlord's receipt of any Tenant's Acceptance Notice, this Lease shall be in full force and effect and there shall exist no Event of Default or event after which, the giving of notice, the passage of time, or both, would (or at Landlord's option could) constitute an Event of Default.

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            29.4. AGREEMENT OF PURCHASE AND SALE. In the event the Right of
First Refusal is effectively exercised as aforesaid, then Landlord and Tenant shall promptly thereafter (and in any event within thirty (30) days) execute an Agreement of Purchase and Sale upon the terms and conditions set forth in the Offer to the extent such terms and conditions do not conflict with this Paragraph in which event the terms and conditions of this Paragraph shall control unless otherwise specifically agreed to, in writing, by Landlord and Tenant. The Agreement of Purchase and Sale shall provide that (i) any term or condition in the Offer relating to this Lease or within the control of Tenant (including, without limitation, any condition requiring the execution of an estoppel certificate and/or a subordination and attornment agreement by Tenant) shall automatically be deemed to have been satisfied; (ii) Tenant shall be required to post a non-refundable deposit in an amount of not less than ten percent (10%) of the purchase price at the time of Tenant's execution of the Agreement of Purchase and Sale; (iii) the closing (the "Closing") thereunder shall take place at 10:00 A.M. on the forty fifth (45th) consecutive day following Landlord's receipt of the Tenant's Acceptance Notice, or if such a day is not a business day then on the next succeeding day which is a business day; Closing shall be held at the office of Landlord's affiliate, The Rubenstein Company, L.P., 4100 One Commerce Square, 2005 Market Street, Philadelphia, Pennsylvania 19103-7041, or on such other date or at such other time or place as Landlord and Tenant may mutually agree; (iv) at Closing, Tenant shall pay the purchase price and all rent due under this Lease applicable to the period prior and up to the Closing date, Tenant shall accept title to the Subject Property subject to all easements, covenants, conditions and encumbrances (other than monetary liens) existing on the date of this Lease) and Landlord and Tenant shall each execute and deliver (as applicable) such documents and instruments, and make such prorations, and pay such expenses (and shall split equally any realty transfer taxes) as may be required or reasonably requested by either party to effect or assure the simultaneous, complete and effective transfer, assignment and conveyance to, and assumption by, Tenant of all of Landlord's right, title and interest in and to the Subject Property. Furthermore, except as specifically set forth in the Offer (but subject to clause (i) of this subsection above), the Subject Property shall be sold and conveyed in an "AS IS-WHERE IS" condition, without any express or implied warranty whatsoever as to the condition thereof, fitness for a particular purpose or otherwise. In the event Landlord and Tenant shall fail, within such thirty (30) day period, to execute an Agreement of Purchase and Sale upon the terms and conditions set forth above, then Tenant shall be deemed to have failed to have effectively exercised the Right of First Refusal.


            29.5. FAILURE TO EFFECTIVELY EXERCISE. In the event Tenant fails to effectively exercise the Right of First Refusal as aforesaid, then, for a period of one (1) year after the last day Landlord could have received a Tenant's Acceptance Notice pursuant to an effective exercise of the Right of First Refusal, Landlord shall be free to sell the Subject Property (or any substantial part thereof) to any third party on substantially the terms and conditions contained in the Offer and upon any such sale, the Right of First Refusal shall become null and void.


            29.6. SPECIAL PROVISIONS RELATING TO AN OFFER FROM A USER. In the event Tenant fails to effectively exercise the Right of First Refusal as aforesaid after receipt of a Landlord's Offer Notice with respect to an Offer from a User, then upon closing of the sale to the User (or its assignee or nominee or other User), this Lease shall be deemed to have been automatically and irrevocably amended as follows: The landlord under this Lease shall have the

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option to terminate this Lease effective as of March 31, 2007 or if the Initial
Renewal Option has been effectively exercised for less than thirty-six (36) months prior to receipt of Landlord's Offer Notice, then at the end of the Designated Renewal Term, by giving Tenant not less than eighteen (18) months prior written notice of the exercise of such termination option. The Lease shall not be amended and landlord under this Lease shall have no option to terminate if (i) tenant has effectively exercised its Initial Renewal Option for a Designated Renewal Term of thirty-six (36) months or longer (pursuant to Section 30 of this Lease) prior to or within thirty (30) days after receiving Landlord's Offer Notice or (ii) if Tenant has effectively exercised its Initial Renewal Option for a Designated Renewal Term of thirty six (36) months or greater prior to Landlord's Offer Notice then Tenant may exercise its second Renewal Option for an identical Designated Renewal Term within thirty (30) days after receiving Landlord's Offer Notice.

            29.7. MISCELLANEOUS. If Landlord and Tenant have executed the Purchase and Sale Agreement and Tenant defaults in its obligation to proceed to and consummate Closing, then Landlord shall have the following further rights:
(i) to retain or receive the deposit (whether or not then paid) as liquidated damages (and not as a penalty) for such default and (ii) the Right of First Refusal shall be null and void. Notwithstanding anything to the contrary contained herein, the Right of First Refusal will not be triggered by the disposition of the Center, or any part thereof, at sheriff's sale following foreclosure of any mortgage encumbering the Center or the transfer of the Center, or any part thereof, by deed in lieu of foreclosure. Landlord and Tenant agree that all time periods and deadlines contained in this Right of First Refusal are of the essence.

      30. RENEWAL OPTION.

            30.1. GRANT OF OPTION. Tenant is hereby granted the right and option (the "Renewal Option") to extend the term of the Lease for one (1) additional period of between eighteen (18) months and five (5) years, such renewal term (the "Renewal Term") to commence on April 1, 2007 and to expire on the last day of the Designated Renewal Term (as defined below), provided that:

                  (A) At the time the Tenant's Unconditional Renewal Notice (as defined below) is received by Landlord and at the time the Renewal Term commences, the Lease shall be in full force and effect and there shall exist no Event of Default by Tenant or event which except for the passage of time, the giving of notice or both, would constitute a default by Tenant;

                  (B) Tenants Unconditional Renewal Notice shall specifically state that Tenant grants the warrants of attorney to Landlord to confess judgment against it and shall restate in its entirety Paragraph 12.7 of the Lease relating to such matters;

                  (C) The Renewal Option, when effectively exercised, shall apply to the entire then-current Demised Premises; and

                  (D) The Renewal Option is personal to Tenant and may only be exercised by Tenant and not by any assignee of the Lease or subtenant of all or any portion of the Demised Premises (except an Affiliate), whether or not Landlord has consented to such assignment or

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subletting. The Renewal Option may not be exercised if Tenant has assigned this
Lease or subleased more than fifty percent (50%) of the Demised Premises (excluding an Affiliate).

            30.2. PROCEDURE. If Tenant wishes to exercise the Renewal Option, Tenant shall follow the following procedure:

                  (A) Tenant shall give written notice ("Tenant's Unconditional Renewal Notice") to Landlord on or before March 31, 2005, stating that Tenant is exercising the Renewal Option and further stating the exact "Designated Renewal Term" which shall be between eighteen (18) months and five (5) years.

                  (B) The minimum annual rental rates applicable to the Renewal Term shall be a continuing three percent (3%) per annum increase over the previous annual minimum rent starting with the last year of the Lease term. Tenant shall not be entitled to any improvement or construction allowance.

            30.3. TERMS OF OPTION. If the Renewal Option is effectively exercised, all of the terms and conditions contained in this Lease shall continue to apply during the Renewal Term, except that:

                  (A) There shall be no further right of renewal beyond the one
(1) Renewal Term, provided that if the Designated Renewal Term is thirty six
(36) months or greater then Tenant shall have an additional Renewal Option for the identical Designated Renewal Term on the same terms and conditions as this Paragraph 30 except that (i) the minimum annual rental rates applicable to the second Renewal Term shall be a continuing three percent (3%) per annum increase over the previous annual minimum rent starting with the last year of the initial Renewal Term, and (ii) Tenant's Unconditional Notice shall be given at least twenty four (24) months prior to the expiration of the initial Renewal Term. By way of illustration, if the Designated Renewal Term for the initial Renewal Term is 42 months, then the Designated Renewal Term for the additional Renewal Option is set at 42 months;

                  (B) There shall be no rent abatements, construction allowances, or other concessions for or with respect to the Renewal Term; and

                  (C) The annual minimum rent during the Renewal Term shall be as set forth above, and all annual minimum rent and all additional rent for and during the Renewal Term shall be paid in the manner and at the times required by the Lease.

                  (D) In no event shall there be a further right of renewal beyond the second (2) renewal term.

            30.4. FAILURE TO EXERCISE. In the event Tenant fails to provide to Landlord Tenant's Unconditional Renewal in the manner and within the applicable time periods set forth herein, this Renewal Option shall automatically and immediately terminate and Tenant shall have no other Renewal Option. In such event, the Renewal Option shall be of no force or effect and Landlord shall be free to lease the Demised Premises to any other person or entity, on whatever business terms Landlord may choose.

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            30.5. TIME OF THE ESSENCE. Landlord and Tenant agree that all time periods and deadlines contained in this Renewal Option are of the essence.

      31. LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default under this Lease unless Landlord shall fail to comply with any term, provision or covenant in this Lease on the part of Landlord to be performed within thirty
(30) days after Landlord's receipt of Tenant's written notice thereof; provided, however, that if the failure cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default if Landlord commences to cure the failure within such thirty (30) day period and thereafter diligently and in good faith proceeds to cure the failure until completion.

      32. TENANT'S RIGHT OF FIRST OFFER. Tenant is hereby granted the right and option (the "First Offer Option") to lease any full floor of the Research Building or other office buildings in the Center (the "First Offer Space") (i) then available for lease (ii) not leased or subject to any renewal, expansion, or other option heretofore or hereafter given or granted and (iii) not part of a first generation lease. The First Offer Option as aforesaid is hereby granted to Tenant all on and subject to the following terms and conditions:

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            32.1. LANDLORD'S RFO NOTICE. If at any time after the First Offer
Space is initially leased and ending on the twenty-forth (24th) month prior to the expiration date of this Lease (the "First Offer Period"), Landlord shall determine that any First Offer Space shall become available during First Offer Period, Landlord shall notify Tenant, in writing, of such availability of the First Offer Space ("Landlord's RFO Notice"). Landlord's RFO Notice shall identify the applicable First Offer Space (to include the location(s) and number of rentable square feet) and shall contain the proposed business terms of a lease amendment between Landlord and Tenant in respect of such space, which business terms shall include: (i) the commencement date (the "First Offer Space Commencement Date") and the expiration date (the "First Offer Space Expiration Date"), which First Offer Space Expiration Date shall be the later of (i) expiration date of this Lease (ii) sixty months (60) months after the First Offer Space Commencement Date, (ii) rental rates and other business terms, which shall be based on Landlord's then offered rental rates and other business terms,
(iii) provisions relating to additional rent (including Tenant's Share of Taxes and Tenant's Share of Operating Expenses), and (iv) provisions relating to the tenant improvement allowance, which shall be based on Landlord's then offered tenant improvement allowance, adjusted for the term of the Lease with respect to such First Offer Space.

            32.2. DEFINITION OF "AVAILABLE". For the specific purposes of this Section, First Offer Space shall be considered "available" only if, in Landlord's sole judgment, such space is not or will not be leased, or subject to lease, for any part of the period commencing on the First Offer Commencement Date; provided, however, that (i) Landlord may permit any then-existing tenant to renew or extend its lease (either by the execution of a new lease or by an amendment to its existing lease), whether or not such lease contains an option to do so, and the space subject to any such lease shall not be considered "available"; and (ii) space recaptured by Landlord from a tenant as a result of Landlord exercising its right to do so upon receiving a request to sublease shall not be considered "available".

            32.3. EXERCISE. A First Offer Option must be exercised on and subject to the following terms and conditions: (i) a First Offer Option must be exercised by Tenant, if at all, by written notice from Tenant to Landlord given not later than fifteen (15) business days following the date of Tenant's receipt of a Landlord's RFO Notice if the First Offer Commencement Date is less than six
(6) months from the Landlord's RFO Notice and not later than thirty (30) calendar days following the date of Tenant's receipt of a Landlord's RFO Notice if the First Offer Commencement Date is greater than six (6) months from the Landlord's RFO Notice; (ii) all First Offer Space(s) identified in Landlord's RFO Notice must be leased, by Tenant except if the First Offer Space(s) contain greater than 45,000 rsf, then Tenant shall be required to lease at least 45,000 rsf in full floor increments and (iii) at the time of exercising any First Offer Option, this Lease shall be in full force and effect and no Event of Default (after the expiration of any applicable notice and cure period) under the Lease shall exist on the date that Tenant exercises the First Offer Option; provided, however, that if on the date that Tenant exercises the First Offer Option, an event which, with the passage of time, the giving of notice or both, would constitute an Event of Default shall have occurred, Tenant's failure to cure such event within the applicable cure period under the Lease shall, at Landlord's election, render Tenant's exercise of the First Offer Option null and void. Tenant's exercise of the First Offer Option shall constitute Tenant's agreement with all of the terms and conditions of Landlord's RFO Notice unless Landlord and

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

Tenant agree otherwise in writing. Time is of the essence with respect to Tenant's exercise of its First Offer Option.

            32.4. LEASE TERMS. In the event a First Offer Option is effectively exercised, all terms and conditions contained in the Lease shall continue to apply in respect of the First Offer Space so taken, effective as of the First Offer Space Commencement Date, on and subject to (and expressly including) all of the terms and provisions set forth in the applicable Landlord's RFO Notice. All First Offer Space that is taken, in accordance with the foregoing provisions of this Section, shall become part of the Demised Premises and included as such for any purposes of the Lease. If Tenant effectively exercises its First Offer Option, then Landlord and Tenant shall promptly thereafter execute a supplement to this Lease confirming such exercise and reflecting the terms and conditions set forth herein and in the Landlord's RFO Notice.

            32.5. FAILURE TO EXERCISE. In the event Tenant fails to exercise a First Offer Option in the manner and within the applicable time period therefor set forth herein, then the Right of First Offer with respect to that space so offered by Landlord shall immediately terminate and Tenant shall have no other Right of First Offer with respect to such space. Upon Tenant's failure to exercise a right of First Offer, Landlord shall be free to lease such First Offer Space to any other person or entity, on such terms as Landlord may choose.

            IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Radnor Technology and Research Center Lease to be executed by their duly authorized representatives the day and year first above written.

WITNESS:                        LANDLORD:

                                RADNOR PROPERTIES-145 KOP, L.P.,

                                By: Radnor GP-145 KOP, L.L.C.
                                        General Partner
/s/ [ILLEGIBLE]                          By: /s/ [ILLEGIBLE]
-----------------                            --------------------------
                                             Authorized Signature

WITNESS:                        TENANT:

                                CENTOCOR, INC.

/s/ JILL TIRACORDA              By: /s/ RICHARD A. BIERLY
-------------------                 -------------------------------
Name: JILL TIRACORDA                Name: RICHARD A. BIERLY
                                    Title: VICE PRESIDENT, FINANCE

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

                         INDEX OF CERTAIN DEFINED TERMS

TERM                                                                           PAGE
----                                                                           ----
"Accelerated Rent Component"..............................................       33
"Affiliate"...............................................................       26
"Automatic Approval Notice"...............................................       25
"Brokers".................................................................       44
"Center"..................................................................        2
"Commencement Date".......................................................        3
"Declaration".............................................................        9
"Demised Premises"........................................................        1
"Effective Date"..........................................................       26
"Event of Default"........................................................       32
"Expense Statement".......................................................       10
"Final Adjustment Amount".................................................       10
"force majeure"...........................................................       45
"Governmental Requirements"...............................................        8
"Landlord"................................................................        1
"Lease"...................................................................        1
"Line Problems"...........................................................       41
"Lines"...................................................................       40
"Operating Expenses"......................................................        5
"Other Center Buildings"..................................................        9
"Renewal Option"..........................................................       48
"Renewal Term"............................................................       48
"Research Building".......................................................        1
"Separate Supplier".......................................................       42
"SNDA"....................................................................       38
"Supplier"................................................................       42
"Surety"..................................................................       32
"Taxes"...................................................................        5
"Tenant Improvements".....................................................       40

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

                                    Index-1

"Tenant"...................................................................       1
"Tenant's Conditional Renewal Notice"......................................      49
"Tenant's Estimated Share".................................................       9
"Tenant's Proportionate Share".............................................       9
"Tenant's Share of Taxes and Operating Expenses"...........................       9
"Transfer Space"...........................................................      25
"Transfer".................................................................      24
"Waste"....................................................................      23
"available"................................................................      51
"Business Hours"...........................................................      11
"Central Plant"............................................................      14
"Designated Renewal Term"..................................................      49
"First Offer Option".......................................................      50
"First Offer Period".......................................................      51
"First Offer Space Commencement Date"......................................      51
"First Offer Space Expiration Date"........................................      51
"First Offer Space"........................................................      50
"Land".....................................................................       1
"Landlord's RFO Notice"....................................................      51
"Non-Reserved Spaces"......................................................       2
Minor Improvements.........................................................      21

(C) 2001 The Rubenstein Company, L.P. All Rights Reserved.

                                    Index-2